EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             SOFTNET SYSTEMS, INC.,

                              SSI MERGER SUB, INC.,

                               LAPTOP LANE LIMITED

                                       and

                       R. BRUCE MERRELL AND M. GRANT SHARP

                          Dated as of February 9, 2000

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Agreement") is entered into as of February 9, 2000 by and among (i) SoftNet Systems, Inc., a Delaware corporation ("SoftNet"), (ii) SSI Merger Sub, Inc., a Washington corporation and a wholly-owned subsidiary of SoftNet ("Merger Sub"), (iii) Laptop Lane Limited, a Washington corporation ("LLL") and (iv) R. Bruce Merrell and M. Grant Sharp (together, "Sellers").

                                    RECITALS

                  A. SoftNet owns all of the issued and outstanding shares of capital stock of Merger Sub.

                  B. Sellers collectively own an aggregate of 667,500 shares of the common stock, without par value, of LLL ("LLL Common Stock").

                  C. SoftNet, Merger Sub and LLL deem it advisable and in the best interests of their respective shareholders for Merger Sub to merge with and into LLL pursuant to the terms of this Agreement.

                  D. Concurrently with the execution of this Agreement and as an inducement to SoftNet to enter into this Agreement, shareholders holding approximately 76% of the voting securities of LLL have entered into a Voting Agreement with SoftNet, pursuant to which such shareholders have agreed, among other things, to vote their shares in favor of this Agreement and the Merger (as defined).

                  E. In the Merger, LLL will be the surviving corporation, the shares of LLL will be converted into the right to receive consideration in accordance with the terms hereof, and the shares of Merger Sub will be converted into shares of Surviving Corporation (as defined).

                  F.  It  is  intended   that  the  Merger  will  qualify  as  a
reorganization under 368(a) of the Code.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

ARTICLE I.

                                   DEFINITIONS

1.1 Defined Terms. As used herein, the terms below shall have the following meanings:

                  "Accountants"   means  KPMG  Peat  Marwick  LLP,   independent
certified public accountants.

                  "Affiliate" of a Person means any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement of Merger" means the Agreement of Merger by and between Merger Sub and LLL to be filed with the Washington Secretary of State.

                  "Ancillary Agreements" means the Employment Agreements, Non-Compete Agreements, Registration Rights Agreement, Voting Agreements and other agreements, certificates and documents required hereunder to consummate the Closing.

                  "Assets" means all of LLL's and its Subsidiaries' right, title and interest in and to the properties, assets and rights of any kind, whether tangible or intangible, real or personal.

                  "Balance Sheet" means the balance sheet of LLL as of the Balance Sheet Date.

                  "Balance Sheet Date" means December 31, 1999.

                  "Business" means the business of LLL and its Subsidiaries as conducted on the date hereof.

                  "Business Plan" means the Business Plan, dated November 1999, of LLL, a true and correct copy of which has been furnished to SoftNet.

                  "Closing"   means  the   consummation   of  the   transactions
contemplated by this Agreement on the Closing Date.

                  "Closing Date" means the date to be specified by SoftNet and LLL, which shall be no later than the third business day following the satisfaction or waiver of all of the conditions set forth in Articles VI and VII hereof. It is the intent of the parties that the Closing Date be the date which is forty-five days after the date hereof, or as promptly as practicable thereafter.

                  "Closing Place" means the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California, 94111 or such other place as agreed to by the parties.

                  "Code" means the Internal Revenue Code of 1986.

                  "Consents" means any and all licenses, permits, franchises, approvals, authorizations, consents or waivers from third parties (including governmental authorities and parties to the Contracts) that are (i) required for the consummation of the transactions contemplated by this Agreement or (ii) necessary or desirable in order that SoftNet and LLL can conduct the Business after the Closing Date in the same manner as before the Closing Date.

                  "Contracts" means all agreements, contracts, leases, purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which LLL or any of its Subsidiaries is a party or by which LLL or any of its Subsidiaries or any Assets are bound, whether written or oral, express or implied.

                  "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                  "Default" means (a) a breach of or default under any Contract,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

                  "Effective Time" means the time on the Closing Date when the Merger shall become effective, which time shall be at 5:00 p.m., California time, on the Closing Date, or such other date and time as the parties may agree in writing.

                  "Employment Agreement" means the Employment Agreement to be entered into between LLL and each of R. Bruce Merrell and M. Grant Sharp, substantially in the form of Exhibit A hereto.

                  "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof; provided, however, that Encumbrance shall not include the security interest and liens granted by LLL to SoftNet pursuant to the Loan Agreement (as defined herein) or Second Loan Agreement (as defined herein).

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "Financial Statements" means the Balance Sheet and related unaudited statements of income, cash flow and shareholders' equity for LLL for the period ended on the Balance Sheet Date, together with the notes thereto, all of which are attached as Schedule 1.1(a).

                  "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, office equipment, development tools and equipment, lab equipment, database tapes, test tapes, test fixtures and equipment, computers and software (including any source or object codes therefor or documentation relating thereto and computer aided design equipment and software), and other tangible personal property owned by LLL or its Subsidiaries, wherever located and including any such Fixtures and Equipment in the possession of any of its respective suppliers or other vendors.

                  "Founders" means each of R. Bruce Merrell and M. Grant Sharp.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Indemnifiable Amount" means those amounts for which the Shareholders, SoftNet and the other indemnified Persons identified under Article X hereof are entitled to indemnity.

                  "Inventory" means all merchandise owned and intended for resale and all raw materials, work in process, finished goods, wrapping, supply and packaging items and similar items, whether or not located on the premises, on consignment to a third party, or in transit or storage.

                  "Leases" means, with respect to any Person, all leases (including subleases, licenses, any occupancy agreement and any other agreement) of real or personal property, in each case to which such Person is a party, whether as lessor, lessee, guarantor or otherwise, or by which any of them or their respective properties or assets are bound, or which otherwise relate to the operation of their respective business.

                  "Liabilities" mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated or otherwise, known or unknown.

                  "LLL Material Adverse Effect" or "LLL Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), Business, results of operations, assets, liabilities, prospects or operations of LLL and its Subsidiaries taken as a whole; provided, however, that LLL and its Subsidiaries incurring losses from operating the Business in the ordinary course and consistent with past practice at a rate per site substantially similar to the losses incurred for the nine-month period ended December 31, 1999 shall not constitute a LLL Material Adverse Effect or LLL Material Adverse Change.

                  "Loan Agreement" means that certain Loan Agreement, dated as of December 6, 1999 between LLL and SoftNet.

                  "Merger" means the merger of Merger Sub with and into LLL in accordance with this Agreement and the Agreement of Merger.

                  "NDA"  means  that  certain  Non-Disclosure   Agreement  dated
November 17, 1999 between LLL and SoftNet.

                  "Non-Compete Agreement" means the Non-Compete Agreement to be entered into between SoftNet and each of R. Bruce Merrell and M. Grant Sharp, substantially in the form of Exhibit B hereto.

                  "Old LLL Options" means options to purchase LLL Common Stock granted by LLL prior to the date hereof or other rights to or with respect to options to acquire LLL Common Stock granted, awarded or earned pursuant to any agreement, arrangement or commitment entered into by LLL prior to the date hereof.

                  "Permits" mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct or operation of the Business or ownership of the Assets.

                  "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

                  "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

                  "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form attached as Exhibit C hereto.

                  "Regulations"   means   any   laws,   statutes,    ordinances,
regulations, rules, notice requirements, court decisions, binding agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including Environmental Laws, energy, motor vehicle safety, airport, aviation, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                  "Related Party" means any Seller, any of the officers and directors of LLL, any Affiliate of LLL or any Affiliate or immediate family member of a Seller or the respective officers and directors of any such Affiliate, or any Person in which any of LLL, any Seller or any Affiliate of any such Person or any immediate family member of a Seller has any direct or material indirect interest.

                  "Representative"  means  any  officer,  director,   principal,
attorney, agent, employee or other representative of any Person.

                  "SEC" means the Securities and Exchange Commission.

                  "Second  Loan  Agreement"   means  that  certain  Second  Loan
Agreement, dated as of February 8, 2000, between LLL and SoftNet.

                  "Securities Act" means the Securities Act of 1933.

                  "Shareholders" means the holders of shares of capital stock of LLL on the Closing Date.

                  "SoftNet Material Adverse Effect" or "SoftNet Material Adverse Change" means any effect or change which has, or is reasonably likely to have, a material adverse effect on the condition (financial or other), business, results of operations, assets, liabilities, prospects or operations of SoftNet.

                  "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  "Tax Return" means any report, return,  document,  declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, escheat/remittance or unclaimed property, or other tax of any kind whatsoever imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

                  "To the best knowledge" or "knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or (ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances; provided, that "to the best knowledge of LLL" or "to the knowledge of LLL" means the extent of matters (i) which are actually known by any of R. Bruce Merrell or M. Grant Sharp or (ii) which, based on facts of which any of R. Bruce Merrell or M. Grant Sharp is aware, would be known to a reasonable Person in similar circumstances.

                  "Voting Agreement" means the Voting Agreement between SoftNet and each of R. Bruce Merrell, M. Grant Sharp, Mark McNeely, The Retail Group, Inc. and G. Jeff Mennen, as Trustee, U/A Dated 10-23-85 FBO Descendents of George S. Mennen, Tax I.D. # 2206404863 (the "Mennen Trust") entered into on the date hereof.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:


                  Term                                             Section

                  Action                                           3.17
                  Additional Shares                                Exhibit D
                  Aggregate Holder Spread                          2.11(b)
                  Aggregate Option Spread                          2.11(a)
                  Agreement                                        Preamble

                  Benefit Arrangement                              3.19(a)
                  Belkin                                           5.13
                  Claim                                            10.2(b)
                  Closing Average                                  2.5
                  Closing Statements                               7.18
                  Closing Stock Price                              2.4(e)
                  CTI                                              5.13
                  Damage Threshold                                 10.2(e)
                  Damages                                          10.2
                  Diligence Date                                   11.1(a)(ii)
                  Diligence Documents                              11.1(a)(ii)
                  Dissenting Shares                                2.9
                  Employee Plans                                   3.19(a)
                  Environmental Condition                          3.30(a)
                  Environmental Laws                               3.30(a)
                  ERISA Affiliate                                  3.19(a)
                  Exchange Act                                     4.7
                  Exchange Agent                                   2.6(a)
                  Expense Schedule                                 7.17
                  Expense Shares                                   2.4(d)
                  Expense Threshold                                11.8
                  Extended Diligence Date                          11.1(a)(ii)
                  Financing Notes                                  3.2(d)
                  Financing Warrants                               3.2(d)
                  Fully Diluted Common Stock Number                2.4(c)
                  Goal Date                                        Exhibit D
                  Hazardous Substance                              3.30(a)
                  Holder Shares                                    2.4(d)
                  Holder Spread                                    2.11(b)
                  Initial Shares                                   2.4(c)
                  Issue Shares                                     2.4(c)
                  JAMS                                             10.3(f)
                  Leased Real Property                             3.9(a)
                  Letter of Transmittal                            2.6(a)
                  LLL                                              Preamble
                  LLL Chicago                                      3.7
                  LLL Closing Certificates                         7.1
                  LLL Disclosure Schedule                          Article III
                  LLL Expenses                                     7.17
                  LLL Financing Agreements                         3.2(d)
                  LLL Option Plan                                  2.14
                  LLL Securities                                   3.2(f)
                  LLL Warrants                                     3.2(b)
                  Mennen Note                                      3.2(e)
                  Merger Consideration                             2.4(c)
                  Merger Sub                                       Preamble
                  Multiemployer Plan                               3.19(a)
                  New LLL Option                                   2.14
                  Offset Notice                                    10.3(a)

                  Offset Shares                                    10.3(a)
                  Operating Budget                                 Exhibit D
                  Option Shares                                    2.4(f)
                  Option Spread                                    2.11(a)
                  PBGC                                             3.19(a)
                  PGE                                              7.5
                  Pension Plan                                     3.19(a)
                  Personal Property                                3.9(b)
                  Placement Warrants                               3.2(f)
                  Prentice                                         3.2(f)
                  Proposed Acquisition Transaction                 5.4(a)
                  Purchaser Representative                         5.12
                  RCW                                              2.9
                  Release                                          3.30(a)
                  SEC Documents                                    4.7
                  Sellers                                          Preamble
                  Shareholder Representative                       7.14
                  SoftNet                                          Preamble
                  SoftNet Common Stock                             2.4(c)
                  SoftNet Disclosure Schedule                      Article IV
                  SoftNet's Closing Certificate                    6.1
                  Stock Spreadsheet                                7.19
                  Surviving Corporation                            2.2(a)
                  Washington BCA                                   2.1
                  Working Capital Loans                            7.11
                  Welfare Plan                                     3.19(a)

1.3      Interpretation Provisions.
         -------------------------

(a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(e) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

(f) The schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

ARTICLE II.

                        THE MERGER; CONVERSION OF SHARES

2.1 Filings. Subject to the provisions hereof, on the Closing Date, SoftNet, Merger Sub and LLL shall cause the Agreement of Merger to be filed with the Washington Secretary of State in accordance with the Washington Business Corporation Act (the "Washington BCA"). If the Washington Secretary of State requires any changes in the Agreement of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, SoftNet, Merger Sub and LLL will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in any of the terms of this Agreement.

2.2 Merger. At the Effective Time, subject to the terms and conditions set forth in this Agreement and in accordance with the Washington BCA:

(a) the Merger shall become effective, Merger Sub shall merge with and into LLL, the separate existence of Merger Sub shall cease, and LLL shall continue as the surviving corporation ("Surviving Corporation");

(b) the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of Surviving Corporation (except that Article I thereof shall be amended to read as follows:
"The name of this corporation is Laptop Lane Limited"), until duly amended in accordance with applicable law;

(c) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Surviving Corporation, until altered, amended, or repealed; and

(d) each share of LLL Common Stock outstanding immediately prior to the Effective Time shall be canceled and converted as provided herein.

2.3 Directors and Officers. At the Effective Time, the directors of Surviving Corporation shall be R. Bruce Merrell, M. Grant Sharp, Lawrence B. Brilliant, Garret J. Girvan and Steven M. Harris and the officers shall be as set forth on
Schedule 2.3 hereto, each such director and officer to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of Surviving Corporation and applicable law.

2.4      Conversion of Securities.

(a) Conversion of Merger Sub Shares. At the Effective Time, each issued and outstanding share of capital stock of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of the common stock of Surviving Corporation.

(b) Cancellation of Treasury Stock. Each share of LLL Common Stock that is owned by LLL or any wholly owned subsidiary of LLL shall automatically be canceled and retired and shall cease to exist, and no shares of SoftNet Common Stock (as defined herein) or other consideration shall be delivered in exchange therefor.

(c) Conversion of LLL Common Stock. Subject to the provisions of Section 2.5, at the Effective Time, each share of LLL Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.4(b) and Dissenting Shares (as defined herein)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive that number of shares of Common Stock of SoftNet, $.01 par value per share ("SoftNet Common Stock"), that shall equal the quotient of (x) 750,000 (the "Initial Shares") less the Expense Shares (calculated in accordance with Section 2.4(d)) and less the Holder Shares (calculated in accordance with Section
2.4(e)) and less the Option Shares (calculated in accordance with Section 2.4(f)) (such total being the "Issue Shares") divided by (y) the Fully Diluted Common Stock Number (such quotient being the "Merger Consideration"). The "Fully Diluted Common Stock Number" shall mean the total number of shares of LLL Common Stock outstanding immediately prior to the Effective Time on a fully diluted basis, including (i) the exercise of all outstanding rights and warrants to acquire LLL Common Stock, regardless of restrictions on exercise or conversion and (ii) the conversion of all outstanding securities and notes convertible into LLL Common Stock. As of the Effective Time, all such shares of LLL Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of LLL Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, certificates representing shares of SoftNet Common Stock, and cash in lieu of any fractional shares of SoftNet Common Stock to the extent provided in Section 2.6(c) to be issued or paid in connection therefor upon surrender of such certificates in accordance with Section 2.6, without interest.

(d) Calculation of Expense Shares. The "Expense Shares" shall equal the quotient of (x) the difference of the LLL Expenses less the Expense Threshold divided by
(y) the closing price of SoftNet Common Stock on The Nasdaq National Market on the date immediately prior to the Closing Date (the "Closing Stock Price"). The number of Expense Shares shall be rounded up to the nearest whole number.

(e) Calculation of Holder Shares. The "Holder Shares" shall equal the quotient of (x) the Aggregate Holder Spread divided by (y) the Closing Stock Price. The number of Holder Shares shall be rounded down to the nearest whole number.

(f) Calculation of Option Shares. The "Option Shares" shall equal the quotient of (x) the difference of the Aggregate Option Spread less $30,000 divided by (y) the Closing Stock Price. The number of Option Shares shall be rounded up to the nearest whole number.

2.5 Adjustment to Initial Shares and Additional Shares. In the event that the average of the closing price of SoftNet Common Stock on The Nasdaq National Market for the fifteen (15) trading days immediately preceding the Closing Date (the "Closing Average") is:

(a) less than or equal to $30 per share, the number of Initial Shares and Additional Shares (as defined) shall be adjusted such that the sum of the Initial Shares and the Additional Shares shall equal 1,333,333;

(b) greater than $30 per share but less than or equal to $40 per share, the number of Initial Shares and Additional Shares shall be adjusted such that the product of (x) the sum of the Initial Shares and the Additional Shares times (y) the Closing Average shall equal $40,000,000;

(c) greater than $40 per share but less than or equal to $50 per share, the sum of the Initial Shares and the Additional Shares shall equal 1,000,000; or

(d) greater than $50 per share, the number of Initial Shares and Additional Shares shall be adjusted such that the product of (x) the sum of the Initial Shares and the Additional Shares times (y) the Closing Average shall equal $50,000,000.

In the event of any adjustment pursuant to this Section 2.5, the ratio of Initial Shares to Additional Shares shall, as nearly as practicable, remain at three to one. After any such adjustment, references herein to the "Initial Shares" and the "Additional Shares" shall mean the Initial Shares and the Additional Shares, as so adjusted.

2.6      Exchange of Certificates.
         ------------------------

(a) Exchange Agent and Procedures. ChaseMellon Shareholder Services, L.L.C., as exchange agent (the "Exchange Agent"), shall mail as promptly as practicable after the Effective Time to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of LLL Common Stock, other than shares to be cancelled in accordance with Section 2.4(b), (i) a letter of transmittal (the "Letter of Transmittal") and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing SoftNet Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SoftNet, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent or SoftNet, the holder of such certificate shall be entitled to receive in exchange therefor, no later than five business days following the surrender of such certificate, a certificate representing that number of whole shares of SoftNet Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.4(c), and the certificate so surrendered shall forthwith be cancelled. In the event that any certificates representing shares of LLL Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, SoftNet shall issue in exchange for such lost, stolen or destroyed certificate the shares of SoftNet Common Stock that such shareholder is entitled to receive pursuant to Section 2.4(c) hereof; provided, however, that SoftNet may in its discretion and as a condition precedent to the issuance thereof, require such shareholder to provide SoftNet with an indemnity agreement against any claim that may be made against SoftNet with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of SoftNet Common Stock that each shareholder of LLL shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. If the shares of SoftNet Common Stock or cash in lieu of fractional shares, if any, (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of LLL Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to SoftNet any transfer or other taxes required by reason of the payment of the shares of SoftNet Common Stock or cash in lieu of fractional shares, if any, to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of SoftNet that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither SoftNet nor any other party hereto shall be liable to a holder of shares of LLL Common Stock for any shares of SoftNet Common Stock or cash in lieu of fractional shares, if any, delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

(b) Withholding. SoftNet or the Exchange Agent will be entitled to deduct and withhold from cash paid in lieu of fractional shares, if any, to be delivered pursuant hereto such amounts as SoftNet or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under Section 3406 of the Code, relating to backup withholding. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the LLL Common Stock in respect of whom such deduction and withholding were made by SoftNet or the Exchange Agent.

(c) No Fractional Shares. No certificates or scrip representing fractional shares of SoftNet Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to SoftNet Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu thereof, SoftNet shall pay to the holder of shares of LLL Common Stock who would otherwise be entitled to a fraction of a share of SoftNet Common Stock, as soon as practicable after the Effective Time (and in the same timely manner required for delivery of certificates of SoftNet Common Stock provided in
Section 2.6(a)), an amount in cash equal to such fraction multiplied by the Closing Average.

2.7 Certificate Not Surrendered by Holders of Shares of LLL Common Stock. Each certificate which immediately prior to the Effective Time evidenced shares of LLL Common Stock shall, from and after the Effective Time until such certificate is surrendered to Surviving Corporation or the Exchange Agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration per share provided for by Section 2.4(c). No interest shall be payable upon any consideration to be delivered pursuant to this Agreement.

2.8 No Transfers After the Effective Time. All shares of SoftNet Common Stock issued upon the surrender of certificates representing shares of LLL Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.6(c)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to shares of LLL Common Stock theretofore represented by such certificates, and after the Effective Time, there shall be no transfers of any shares of LLL Common Stock on the stock transfer books of Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of LLL Common Stock are presented to Surviving Corporation, they shall be canceled and exchanged for the consideration per share provided for by Section 2.4(c), subject to applicable law in the case of Dissenting Shares.

2.9 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of LLL Common Stock issued and outstanding immediately prior to the Effective Time and held by a shareholder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded dissenter's rights in accordance with Revised Code Washington ("RCW") 23B.13.010 et seq. ("Dissenting Shares"), shall not be converted into the right to receive the consideration as provided in Section 2.4(c), unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the Washington BCA, but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due in accordance with RCW 23B.13.010 et seq. If, after the appraisal, any such holder fails to perfect or withdraws or loses his right to appraisal, then such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the consideration, if any, to which such holder is entitled. LLL shall give SoftNet prompt notice of any demands received by LLL for appraisal of shares and, prior to the Effective Time, SoftNet shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, LLL shall not, except with the prior written consent of SoftNet, make any payments with respect to or settle or offer to settle, any such demands. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares in accordance with RCW 23B.13.010 et seq. shall receive payment therefor in accordance with RCW 23B.13.010 et seq.

2.10 Taking of Necessary Action; Further Action. Each of SoftNet, Merger Sub, LLL and Sellers shall take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement. LLL agrees that if, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any further deeds, assignments, or assurances are necessary or desirable to vest, perfect, or confirm in Surviving Corporation title to any property or rights of LLL, Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments, and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Surviving Corporation and otherwise to carry out the purpose of this Agreement, in the name of LLL or otherwise.

2.11     Old LLL Options

(a) As soon as practicable after the date hereof, LLL shall enter into an agreement with each holder of an Old LLL Option, except for Chanakya Semlani and Wendy Boehm, pursuant to which (i) the portion of each Old LLL Option which is so vested as of the date hereof shall be deemed exercised and cashed-out and LLL shall pay the holder thereof as soon as practicable after the date hereof a cash amount equal to the Option Spread with respect to each such vested Old LLL Option and (ii) the unvested portion of such Old LLL Option shall be canceled and extinguished and no payment shall be made in respect thereof. The "Option Spread" per share of LLL Common Stock subject to an Old LLL Option shall mean an amount equal to the difference of (y) the fair market value of a share of LLL Common Stock on the date hereof as determined by LLL less (z) the exercise price of such Old LLL Option. As used herein, the "Aggregate Option Spread" shall mean the total cash-out payment to be made to all holders of Old LLL Options pursuant to this Section 2.11(a) as set forth on Schedule 2.11(a) hereof.

(b) As soon as practicable after the date hereof, LLL shall enter into an agreement with Chanakya Semlani pursuant to which (i) the portion of each Old LLL Option held by Mr. Semlani which is so vested as of the date hereof shall be deemed exercised and cashed-out and LLL shall pay Mr. Semlani as soon as practicable after the date hereof a cash amount equal to the Holder Spread with respect to each such vested Old LLL Option and (ii) the unvested portion of such Old LLL Option, if any, shall be canceled and extinguished and no payment shall be made in respect thereof. The "Holder Spread" per share of LLL Common Stock subject to an Old LLL Option held by Mr. Semlani shall mean an amount equal to the difference of (y) the fair market value of a share of LLL Common Stock on the date hereof as determined by LLL less (z) the exercise price of such Old LLL Option. As used herein, the "Aggregate Holder Spread" shall mean the total cash-out payment to be made to Mr. Semlani calculated in accordance with and pursuant to this Section 2.11(b).

(c) Prior to the Effective Time, Wendy Boehm shall have exercised all Old LLL Options held by Ms. Boehm and, upon such exercise, Ms. Boehm shall not have any further rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LLL.

2.12     LLL Securities

(a) Immediately prior to the Effective Time, each holder of a LLL Warrant shall exercise such warrant for shares of LLL Common Stock pursuant to the terms thereof. As of the Closing, no LLL Warrants shall be outstanding.

(b) Immediately prior to the Effective Time, each holder of a Financing Note (except for that certain note in the amount of $3,000,000 in favor of the Mennen Trust issued under that certain Bridge Financing Agreement and Promissory Note dated April 6, 1999 which shall be amended to provide that such note is not convertible into, and does not entitle the holder thereof to any right to purchase or otherwise acquire any shares of capital stock or other securities of
LLL) shall convert such note into shares of LLL Common Stock. As of the Closing, no Financing Notes shall be outstanding.

(c) Immediately prior to the Effective Time, each holder of a Financing Warrant shall exercise such warrant for shares of LLL Common Stock pursuant to the terms thereof. As of the Closing, no Financing Warrants shall be outstanding.

(d) Immediately prior to the Effective Time, the holder of the Mennen Note shall convert such note into shares of LLL Common Stock. As of the Closing, the Mennen Note shall not be outstanding.

(e) Immediately prior to the Effective Time, the holder of the Placement Warrants shall exercise such warrant for shares of LLL Common Stock pursuant to the terms thereof. As of the Closing, no Placement Warrants shall be outstanding.

2.13 Additional Shares. SoftNet shall pay to the Shareholders the Additional Shares (as defined herein), if any, calculated according to, and at the times set forth on, Exhibit D hereto.


2.14 New LLL Options. In the event that the stockholders of SoftNet vote in favor of certain amendments to the SoftNet 1998 Stock Incentive Plan, as amended, at SoftNet's Annual Meeting of Stockholders, the effect of which is to increase the number of shares available for grant under such plan, LLL shall thereafter be permitted to adopt an option plan in form and substance reasonably acceptable to SoftNet (the "LLL Option Plan"). In the event of the adoption of the LLL Option Plan, at and as of the Closing, SoftNet shall assume such LLL Option Plan and each outstanding option to purchase shares of LLL Common Stock issued pursuant to the LLL Option Plan (each of which shall have been approved by SoftNet prior to grant), whether or not vested or exercisable (each, a "New LLL Option") shall be assumed by SoftNet and shall constitute an option to acquire, on the same vesting terms, and on substantially the same other terms and conditions as were applicable under such assumed New LLL Option, that number of shares of SoftNet Common Stock equal to the product of the Merger Consideration and the number of shares of LLL Common Stock subject to such New LLL Option, at a price per share (rounded to the nearest $0.01) equal to the aggregate exercise price for the shares of LLL Common Stock subject to such New LLL Option divided by the number of full shares of SoftNet Common Stock deemed to be purchasable pursuant to such option; provided, however, that the number of shares of SoftNet Common Stock that may be purchased upon exercise of such New LLL Option shall not include any fractional shares and shall be rounded down to the nearest whole number, and, upon the last exercise of such New LLL Option, SoftNet shall pay to the holder thereof as soon as practicable an amount of cash equal to such fraction multiplied by closing price of SoftNet Common Stock on the date the LLL Option Plan is assumed. SoftNet shall assume the obligations of LLL under the LLL Option Plan and shall comply with the terms of such plan as they apply to the New LLL Options assumed as set forth above.

                                  ARTICLE III.

              REPRESENTATIONS AND WARRANTIES OF AND LLL AND SELLERs

                  Except as otherwise set forth in a disclosure schedule (the "LLL Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and which is delivered by LLL to SoftNet prior to or simultaneous with the execution of this Agreement, LLL and each Seller severally, and not jointly, make the following representations and warranties to SoftNet and Merger Sub, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct and all of which representations and warranties have been and will be relied upon by SoftNet and Merger Sub in entering into this Agreement and consummating the transactions contemplated hereby.

3.1 Organization of LLL. LLL is a corporation duly organized, validly existing and duly authorized to transact business in the corporate form under the laws of the State of Washington. LLL has full corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, its properties and the Assets. LLL and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have an LLL Material Adverse Effect. Each jurisdiction in which LLL and its Subsidiaries are qualified to do business as a foreign corporation is set forth on Section
3.1 of the LLL Disclosure Schedule.

3.2      Capitalization of LLL.
         ---------------------

(a) As of the date of this Agreement, there are 2,000,000 shares of LLL Common Stock authorized under its Articles of Incorporation, 1,286,596 of which are issued and outstanding. LLL has no other stock authorized, issued or outstanding.

(b) As of the date of this Agreement, LLL has outstanding warrants to acquire an aggregate of 14,498 shares of LLL Common Stock at an exercise price of $6.67 per share, warrants to acquire an aggregate of 45,350 shares of LLL Common Stock at an exercise price of $10 per share, warrants to acquire an aggregate of 26,500 shares of LLL Common Stock at an exercise price of $12 per share and warrants to acquire an aggregate of 5,000 shares of LLL Common Stock at an exercise price of $15 per share (collectively, the "LLL Warrants"). LLL has provided SoftNet true and complete copies of the LLL Warrants. Section 3.2(b) of the LLL Disclosure Schedule sets forth a complete and accurate list of the LLL Warrants, the exercise price per share and the number of shares subject to each LLL Warrant.

(c) As of the date of this Agreement, Old LLL Options representing the right to purchase an aggregate of 71,900 shares of LLL Common Stock are outstanding, of which 7,437 shares are vested. Section 3.2(c) of the LLL Disclosure Schedule sets forth a complete and accurate list of all such outstanding Old LLL Options and the holder, vesting schedules and exercise prices for such options.

(d) As of the date of this Agreement, LLL is party to the financing agreements listed on Section 3.2(d) of the LLL Disclosure Schedule (collectively, the "LLL Financing Agreements"). Each LLL Financing Agreement (i) provides that the loan outstanding under such LLL Financing Agreement is convertible into shares of LLL Common Stock (the "Financing Notes") and (ii) grants the holder thereof the right to receive warrants to acquire shares of LLL Common Stock (the "Financing Warrants"). Section 3.2(d) of the LLL Disclosure Schedule sets forth, as of the date of this Agreement, with respect to (a) each Financing Note, the holder thereof, the outstanding principal amount of such note and conversion mechanism thereof and (b) each Financing Warrant, the mechanism for calculating the number of warrants issuable to the holder of such Financing Warrant and the exercise price thereof. No warrants to acquire shares of LLL Common Stock have been issued pursuant to any Financing Warrant. LLL has provided SoftNet true and complete copies of all LLL Financing Agreements.

(e) As of the date of this Agreement, LLL has outstanding that certain Bridge Financing Agreement and Promissory Note dated as of September 28, 1999 with The Mennen Trust (the "Mennen Note"). Section 3.2(e) of the LLL Disclosure Schedule sets forth, as of the date hereof, the outstanding principal amount of the Mennen Note and the conversion mechanism thereof.

(f) As of the date of this Agreement, LLL is party to that certain Placement Agency Agreement dated as of July 29, 1998 with Kibble & Prentice Financial, Inc. ("Prentice") which grants Prentice the right to receive warrants to acquire shares of LLL Common Stock (the "Placement Warrants" and, together with the LLL Warrants, the Financing Notes, the Financing Warrants and the Mennen Note, the "LLL Securities"). Section 3.2(f) of the LLL Disclosure Schedule sets forth, as of the date hereof, the number of warrants issuable to the holder of the Placement Warrants and the exercise price thereof.

(g) Except for the LLL Securities and Old LLL Options listed above and for this Agreement, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LLL nor are there any other obligations on the part of LLL to issue any shares of capital stock or other securities.

(h) All outstanding shares of LLL Common Stock are, and any shares of LLL Common Stock issued upon exercise or conversion, as the case may be, of any Old LLL Option or any LLL Securities will be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, LLL's Articles of Incorporation or Bylaws or any Contract. The Old LLL Options, the New LLL Options and the LLL Securities have been or will be issued in compliance with all federal and state corporate and securities laws.

(i) There is outstanding no vote, plan or pending proposal for any redemption of stock of LLL or merger or consolidation of LLL with or into any other entity.

(j) The Stock Spreadsheet will be true and correct in all respects at and as of the Closing.

3.3 Hart-Scott-Rodino. LLL is its own ultimate parent entity as defined under the HSR Act. LLL is not a $10 million person as defined thereunder.

3.4      Authorization.

(a) Subject to the approval of the requisite number of shares of LLL Common Stock entitled to vote thereon in accordance with the Washington BCA and LLL's Articles of Incorporation, LLL has all necessary power and authority and has taken all corporate action necessary to enter into this Agreement, the Agreement of Merger and the Ancillary Agreements to which it is a party and has taken all corporate action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Agreement of Merger and the

Ancillary Agreements by LLL and the performance by LLL of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of LLL. Upon such approval of the requisite number of shares of LLL Common Stock entitled to vote thereon in accordance with the Washington BCA and LLL's Articles of Incorporation, this Agreement will have been duly executed and delivered by LLL and will be a legal, valid and binding obligation of LLL, enforceable against LLL in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors. Upon the execution and the filing thereof, the Agreement of Merger will be, as of the Effective Time, duly and validly executed by LLL, and will be a legal, valid and binding obligation of LLL, enforceable against LLL in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

(b) Each Seller has all necessary power and authority to enter into this Agreement and any Ancillary Agreements to which he is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement has been duly executed by each Seller and this Agreement is, and upon execution and delivery, the Ancillary Agreements to which any Seller is a party, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

3.5 Officers and Directors. Section 3.5 of the LLL Disclosure Schedule contains a list of all the officers and directors of LLL.

3.6 Bank Accounts. Section 3.6 of the LLL Disclosure Schedule contains a list of all bank accounts, safe deposit boxes, and related powers of attorney of LLL and its Subsidiaries, and persons authorized to draw thereon or have access thereto. None of LLL or any of its Subsidiaries has outstanding powers of attorney except as contemplated above.

3.7 Subsidiaries, Etc. LLL does not own or hold any equity interest of any kind in any Person, except for Laptop Lane Chicago, Inc. ("LLL Chicago"). LLL owns 70% of the outstanding capital stock of LLL Chicago and Velma Butler & Company Limited owns 30% of the outstanding capital stock of LLL Chicago. All of the outstanding shares of capital stock and other ownership interests of LLL Chicago are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of LLL Chicago or which would require LLL Chicago to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests. LLL Chicago is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own and operate its business as presently conducted. Section 3.7 of the LLL Disclosure Schedule lists the directors and officers of LLL Chicago.

3.8 Absence of Certain Changes or Events. Since the Balance Sheet Date there has not been any:


(a) LLL Material Adverse Change;

(b) failure to operate the Business in the ordinary course or failure to use commercially reasonable efforts to preserve the Business intact and to preserve for SoftNet the continued services of employees and independent contractors and the goodwill of suppliers, customers, corporate accounts, strategic partners/sponsors, airport officials and administrators and others having business relations with LLL and its Subsidiaries and their Representatives;

(c) resignation or termination of any officer or employee, or any increase in the rate of compensation payable or to become payable to any officer, employee or Representative of LLL or any of its Subsidiaries, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined herein) other than the extension of coverage under such plan to others who became eligible after the Balance Sheet Date;

(d) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or Assets to, or entering into of any Contract with, any Related Party, except (i) directors' fees and (ii) compensation to employees at the rates disclosed pursuant to Section 3.18(d);

(e) sale, assignment, license, transfer of any Assets, tangible or intangible, singly or in the aggregate, other than sales of products and services and licenses in the ordinary course of business and consistent with past practice;

(f) accelerations, extensions, modifications, terminations or renewals of any Contracts, including any Contracts with airports;

(g) actual or threatened termination of any material corporate or promotional/sponsorship account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such corporate or promotional/sponsorship account or, to the knowledge of LLL and Sellers, the occurrence of any event that is likely to result in any such termination or reduction;

(h) disposition or lapsing of any Proprietary Rights of LLL or any of its Subsidiaries, in whole or in part or, to the knowledge of LLL and Sellers, any disclosure of any trade secret, process or know-how to any Person not an employee;

(i) change in accounting methods or practices by LLL or any of its Subsidiaries;

(j) revaluation by LLL of any of the Assets, including, without limitation, writing off notes or accounts receivable other than for which reserves have been established;

(k) damage, destruction or loss (whether or not covered by insurance) that has or would be reasonably likely to have a LLL Material Adverse Effect;

(l) declaration, setting aside or payment of dividends or distributions in respect of any stock of LLL or any of its Subsidiaries or any redemption, purchase or other acquisition of any equity securities of LLL or any of its Subsidiaries;

(m) issuance of, reservation for issuance by LLL or any of its Subsidiaries of, or commitment by LLL or any of its Subsidiaries or its directors or officers to issue or reserve for issuance, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities (other than shares of LLL Common Stock issued upon exercise or conversion, as the case may be, of the LLL Securities described in
Section 3.2);

(n) increase, decrease or reclassification of the stock of LLL or any of its Subsidiaries;

(o) amendment of the Articles of Incorporation or Bylaws of LLL or any of its Subsidiaries;

(p) capital expenditure or execution of any lease or any incurring of liability therefor by LLL or any of its Subsidiaries, involving payments in excess of $25,000 in the aggregate;

(q) delay or failure to pay any material obligation of LLL or any of its Subsidiaries;

(r) cancellation of any indebtedness or waiver, compromise or release of any rights of LLL or any of its Subsidiaries involving more than $5,000;

(s) indebtedness incurred by LLL or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by LLL or any its Subsidiaries, or any loans made or agreed to be made by LLL or any of its Subsidiaries, except in connection with the Second Loan Agreement;

(t) liability incurred by LLL or any of its Subsidiaries except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves, except in connection with the Second Loan Agreement;

(u) payment, discharge or satisfaction of any Liabilities of LLL or any of its Subsidiaries other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other Liabilities of LLL or any of its Subsidiaries involving $10,000 or less in the aggregate;

(v) acquisition by LLL or any of its Subsidiaries of any equity interest in any other Person;

(w) mortgage, pledge or encumbrance of any of the Assets of LLL or any of its Subsidiaries (other than in connection with the Second Loan Agreement);

(x) execution of any Contracts (or series of related Contracts) or any incurring of any liability therefor, except in the ordinary course of business and consistent with past practice; or

(y) agreement by LLL or any of its Subsidiaries to do any of the foregoing.

3.9      Title to Assets.

(a) None of LLL or its Subsidiaries owns any improved or unimproved real property. LLL and its Subsidiaries have validly existing and enforceable leasehold, subleasehold or occupancy interests in all improved or unimproved real property leased by LLL and its Subsidiaries (the "Leased Real Property"), free and clear of all Encumbrances. Section 3.9(a) of the LLL Disclosure Schedule sets forth, as of the date hereof, a complete list of the Leased Real Property.

(b) LLL and its Subsidiaries have good and marketable title or a valid right to use all of the all of the personal assets and personal properties that are necessary for the conduct of the Business (the "Personal Property"), free and clear of all Encumbrances. LLL has delivered to SoftNet true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject. Section 3.9(b) of the LLL Disclosure Schedule sets forth, as of the date hereof, a complete list of all leased Personal Property.

(c) To the knowledge of LLL and Sellers, there are no pending or threatened condemnation or similar proceedings against LLL or any of its Subsidiaries or, otherwise relating to any of the Leased Real Property or Personal Property and none of LLL or any of its Subsidiaries has received any written notice of the same.

(d) LLL or its Subsidiaries, as the case may be, has in all material respects performed all obligations on its part required to have been performed with respect to (A) all assets (other than the Leases) leased by it or to it (whether as lessor or lessee), and (B) all Leases and there exists no material default or event which, with the giving of notice or lapse of time or both, would become a material default on the part of LLL or any of its Subsidiaries or to the knowledge of LLL, of any other party, under any Lease.

(e) Each of the Leases is valid, binding and enforceable in accordance with its terms and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, the Leases will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. None of LLL or any of its Subsidiaries has received notice that any Lease that terminates within two years of the date hereof and which does not provide for a renewal term will not be renewed. There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting any Person the right to occupy the Leased Real Property or any portion thereof or interest therein.

3.10 Sufficiency of Assets. The Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the Business as it is presently conducted.

3.11 Fixtures and Equipment. Section 3.11 of the LLL Disclosure Schedule contains accurate lists and summary descriptions of all Fixtures and Equipment as of December 21, 1999 where the value of an individual item exceeds $10,000 or where an aggregate of similar items exceeds $25,000. All tangible assets and properties which are part of the Assets are in good operating condition and repair, normal wear and tear excepted, and are usable in the ordinary course of LLL's business.

3.12     Contracts.

(a) Disclosure. Section 3.12 of the LLL Disclosure Schedule sets forth a complete and accurate list of all Contracts of LLL and its Subsidiaries of the following categories:

(i)               Contracts not made in the ordinary course of business;

(ii)              Strategic partnership/sponsor and promotional agreements;

(iii) License agreements or royalty agreements, whether LLL or any of its Subsidiaries is the licensor or licensee thereunder, other than licenses in the nature of a lease of real property;

(iv) Confidentiality and non-disclosure agreements (whether LLL or any of its Subsidiaries is the beneficiary or the obligated party thereunder);

(v) Contracts under which a third-party is to make a payment to LLL or any of its Subsidiaries after the date hereof of $25,000 or more;

(vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof or otherwise material to the Business or the Assets;

(vii) Contracts or commitments relating to commission arrangements with others;

(viii) Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of LLL or any of its Subsidiaries or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of SoftNet or LLL any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

(ix) Agreements which primarily relate to the obligation of LLL or any of its Subsidiaries to indemnify or hold harmless a third-party for losses or damages;

(x) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation for borrowed money, whether LLL or any of its Subsidiaries shall be the borrower, lender or guarantor thereunder;

(xi) Contracts containing covenants limiting the freedom of LLL or any officer, director, employee, Subsidiary or Affiliate of LLL, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

(xii) Any Contract with the federal, state or local government or any agency or department thereof including, but not limited to, agencies and departments regulating airports;

(xiii)            Any Contract with a Related Party;

(xiv) Leases and licenses of real or personal property, including, but not limited to, all such agreements with airports; and

(xv)              Any other material Contract.

True, correct and complete copies of all of the Contracts listed on Section 3.12 of the LLL Disclosure Schedule, including all amendments and supplements thereto, have been made available to SoftNet. (b) Absence of Defaults. All of the Contracts are valid, binding and enforceable in accordance with their terms and, except as listed on Section 3.12(b) of the LLL Disclosure Schedule, with no existing (or to the knowledge of LLL or any Seller, threatened) Default or dispute. None of LLL or any of its Subsidiaries is in default of any material provision of any Contract and each of LLL and its Subsidiaries, as the case may be, has taken all action necessary to enable it to fulfill when due, all of its material obligations under each of such Contracts. To the knowledge of LLL and Sellers, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to LLL or any Seller. None of LLL or Sellers has any reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications. Except as set forth on Section 3.13 of the LLL Disclosure Schedule (List of Consents), no consent of any third party is required for the assignment of any Contract to SoftNet.

(c) Product Warranty. None of LLL or any of its Subsidiaries has committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or Liability for breach of warranty (whether covered by insurance or not) on the part of LLL or any of its Subsidiaries, with respect to products designed, assembled, sold, repaired, maintained, delivered or installed or services rendered by LLL or any of its Subsidiaries prior to or on the Closing Date.

3.13 No Conflict or Violation; Consents. Except as disclosed in Section 3.13 of the LLL Disclosure Schedule, none of the execution, delivery or performance of this Agreement, any Ancillary Agreement or the Agreement of Merger, the consummation of the transactions contemplated hereby or thereby, nor compliance by LLL or any Seller with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its respective governing documents,
(b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which LLL or any of its Subsidiaries or any Seller is a party or by which any LLL or any of its Subsidiaries or any Seller is bound or to which any of its respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any Assets or the Business. Except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of Washington, (ii) the approval of the shareholders of LLL as required by the Washington BCA and LLL's Articles of Incorporation, or as set forth on Section 3.13 of the LLL Disclosure Schedule (including consent of airport authorities), no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities, airports and parties to any contracts) are necessary to be made or obtained by LLL or any of its Subsidiaries or any Seller in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

3.14 Permits. Section 3.14 of the LLL Disclosure Schedule sets forth a complete list of all Permits held by LLL and its Subsidiaries. LLL and its Subsidiaries have, and at all times have had, to the best knowledge of LLL and Sellers, all Permits required under any applicable Regulation in the operation of their respective businesses or in their ownership of the Assets, and own or possess such Permits free and clear of all Encumbrances. None of LLL or any of its Subsidiaries is in material default, nor has LLL or any of its Subsidiaries or any Seller received any notice of any claim of default, with respect to any such

Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Section 3.14 of the LLL Disclosure Schedule, will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Ancillary Agreements.

3.15     Financial Statements; Books and Records.

(a) The Financial Statements are complete, are in accordance with the books and records of LLL, fairly present the Assets, Liabilities and financial condition and results of operations indicated thereby in accordance with GAAP consistently applied throughout the periods covered thereby.

(b) Each of LLL and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of LLL's or its Subsidiaries, as the case may be, financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) The books and records of LLL and each of its Subsidiaries, in reasonable detail, accurately and fairly reflect the activities of LLL or its Subsidiaries, as the case may be, and the Business and have been made available to SoftNet for its inspection.

(d) None of LLL or any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained books and records of LLL and its Subsidiaries.

(e) The stock records and minute books of LLL and its Subsidiaries heretofore made available to SoftNet fully reflect all minutes of meetings, resolutions and other actions and proceedings of the shareholders and board of directors and all committees thereof of LLL and its Subsidiaries, all issuances, transfers and redemptions of the capital stock of LLL and its Subsidiaries of which LLL or Sellers are aware and contain true, correct and complete copies of the Articles of Incorporation and Bylaws and all amendments thereto of LLL and its Subsidiaries through the date hereof.

3.16 Liabilities. None of LLL or its Subsidiaries has any Liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and properly reserved against in the Financial Statements,
(ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (iii) liabilities arising under the Contracts (other than obligations which are required to be reflected on a balance sheet prepared in accordance with GAAP) set forth on Section 3.12 of the LLL Disclosure Schedule.

3.17 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions") pending or, to the knowledge of LLL or Sellers, threatened or anticipated (i) against, relating to or affecting LLL or any of its Subsidiaries, any of the Assets or any of the officers and directors of LLL or any of its Subsidiaries as such, (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary

Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent LLL or any Seller from consummating the transactions contemplated hereby and by the Ancillary Agreements. Except as specified in the LLL Disclosure Schedule, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting LLL or its Business, any of its Subsidiaries or any of the Assets. The LLL Disclosure Schedule contains a complete and accurate description of all Actions since May 3, 1996 to which LLL or any of its Subsidiaries has been a party or which related to any of the Assets or the officers or directors of LLL or any of its Subsidiaries as such, other than Actions brought by LLL or any of its Subsidiaries for collection of monies owed in the ordinary course of business.

3.18     Labor Matters.

(a) None of LLL or any of its Subsidiaries is a party to any labor agreement with respect to its employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make LLL or any of its Subsidiaries conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of LLL or any of its Subsidiaries. There is no unfair labor practice charge or complaint against LLL or any of its Subsidiaries pending before the National Labor Relations Board or any other governmental agency arising out of the activities of LLL or any of its Subsidiaries; and LLL and Sellers have no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the knowledge of LLL or Sellers, threatened against LLL or any of its Subsidiaries nor is any grievance currently being asserted against it; and none of LLL or any of its Subsidiaries has experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of LLL and Sellers, threatened between LLL or any of its Subsidiaries and any of their employees.

(b) LLL and its Subsidiaries are in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and is not engaged in any unfair labor practice. None of LLL or any of its Subsidiaries is liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

(c) None of LLL or any of its Subsidiaries has entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation (absolute or contingent) of SoftNet or LLL or any of its Subsidiaries to make any payment to any present or former employee following termination of employment. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration of the vesting of exercisability of any Old LLL Options or in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

(d) LLL has provided SoftNet with a list of the names of all present employees of LLL and its Subsidiaries and their current salary or hourly wages and other compensation payable by LLL or any of its Subsidiaries. Except as set forth in
Section 3.18(d) of the LLL Disclosure Schedule, and except as provided by law, the employment of all persons presently employed or retained by LLL and its Subsidiaries is terminable at will, at any time and without advance notice.

3.19     Employee Benefit Plans.

(a) Definitions. The following terms, when used in this Section 3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

(i) "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral),  program,  agreement  or  commitment  providing  for  insurance  coverage
(including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by LLL or an ERISA Affiliate or under which LLL or any ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of LLL or any ERISA Affiliate (with respect to their relationship with such entities).

(ii) "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

(iii) "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with LLL, as defined in Section 414(b) or (c) of the Code.

(iv) "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which LLL, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which LLL or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LLL or any ERISA Affiliate (with respect to their relationship with such entities).

(v)      "PBGC" means the Pension Benefit Guaranty Corporation.

(vi)  "Pension  Plan" means any  "employee  pension  benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which LLL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which LLL or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LLL or any ERISA Affiliate (with respect to their relationship with such entities).

(vii) "Subsidiary" means (A) any corporation in an unbroken chain of corporations beginning with LLL, if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (B) any partnership in which LLL is a general partner; or (iii) any partnership in which LLL possesses a 50% or greater interest in the total capital or total income of such partnership.

(viii)  "Welfare Plan" means any "employee  welfare  benefit plan" as defined in
Section 3(1) of ERISA, (A) which LLL or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which LLL or any ERISA Affiliate may incur any liability and (B) which covers any employee or former employee of LLL or any ERISA Affiliate (with respect to their relationship with such entities).

(b) Disclosure;  Delivery of Copies of Relevant Documents and Other Information.
Section 3.19 of the LLL Disclosure Schedule contains a complete list of Employee Plans which cover or have covered employees of LLL or a Subsidiary (with respect to their relationship with such entities). To the extent applicable, true and complete copies of each of the following documents have been delivered by LLL to
SoftNet: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof by LLL and written descriptions thereof by LLL which have been distributed by LLL or a Subsidiary to the employees of LLL or its Subsidiaries and all annuity contracts or other funding instruments, (ii) each Benefit Arrangement including written interpretations thereof by LLL and written descriptions thereof by LLL which have been distributed by LLL or a Subsidiary to LLL's employees (including descriptions of the number and level of employees covered thereby) and a complete description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan, (v) a description of complete age, salary, service and related data as of the last day of the last plan year for employees and former employees of LLL and each Subsidiary, and
(vi) a description setting forth the amount of any liability of LLL as of the Closing Date for payments more than 30 days past due with respect to each Welfare Plan.

(c)      Representations.

(i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of ERISA or the Code. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument that is intended to be qualified and tax-exempt under the provisions of Code Section 401(a) (or 403(a), as appropriate) and 501(a) has received a favorable IRS determination letter to that effect, and to LLL's and Seller's knowledge, nothing has occurred since the date of the latest IRS determination letter that would adversely affect such qualified and tax exempt status.

(ii) Multiemployer Plans. Neither LLL nor any ERISA Affiliate contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

(iii) Welfare Plans. None of LLL, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of LLL or any ERISA Affiliate pursuant to any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent LLL from amending or terminating any such benefit plan or Welfare Plan.

(iv) Compliance with Law. Each Pension Plan and each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code at all times.

(v) Benefit Arrangements. Each Benefit Arrangement which covers or has covered employees or former employees of LLL or a Subsidiary (with respect to their relationship with such entities) has been maintained in material compliance with its terms and with the requirements prescribed by any and all Regulations which are applicable to such Benefit Arrangement, including the Code.

(vi) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) is subject to any Tax under Code Section 511.

(vii) Deductibility of Payments. There is no Contract covering any employee or former employee of LLL or a Subsidiary (with respect to their relationship with such entities) that, individually or collectively, provides for the payment by LLL of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

(viii) Fiduciary Duties and Prohibited Transactions. To the knowledge of LLL and Sellers, neither LLL nor any plan fiduciary of any Welfare Plan or Pension Plan which covers or has covered employees or former employees of LLL or any ERISA Affiliate, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

(ix) No Amendments. Neither LLL nor any ERISA Affiliate has any announced plan or legally binding commitment to create any additional Employee Plans or to amend or modify any existing Employee Plan.

(x) Certain Contracts. None of the Employee Plans holds any interest in any annuity contract, guaranteed investment contract or any other investment contract which is issued by an insurance company which is the subject of bankruptcy, receivership or conservatorship proceedings.

(xi) No Acceleration of Rights or Benefits. Neither the execution and delivery of this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any person to benefits under any of the Employee Plans, including but not limited to the acceleration of the exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the creation of rights under any severance, parachute or change of control agreement.

(xii) No Other Material Liability. No event has occurred in connection with which LLL or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material liability (i) under any Regulation or governmental order relating to any Employee Plans or (ii) pursuant to any obligation of LLL or any Subsidiary to indemnify any Person against liability incurred under, any such Regulation or order as they relate to the Employee Plans.

3.20 Transactions with Related Parties and Shareholders. Except for compensation arrangements in the ordinary course of business and consistent with past practice or as disclosed on Section 3.20 of the LLL Disclosure Schedule, no Related Party has (a) borrowed or loaned money or other property to LLL or any of its Subsidiaries which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against LLL or any of its Subsidiaries or (c) had any interest in any property or assets used by LLL or any of its Subsidiaries. None of LLL or any of its Subsidiaries has any contracts or agreements with any shareholder except as set forth on Section 3.20 of the LLL Disclosure Schedule.

3.21 Compliance with Law. Each of LLL and its Subsidiaries has conducted its business in material compliance with all applicable Regulations and Court Orders. Neither LLL nor any Seller has received any notice to the effect that, or has otherwise been advised that, LLL or any of its Subsidiaries is not in compliance with any Regulations or Court Orders, and none of LLL or Sellers are aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

3.22     Intellectual Property.

(a) General. Section 3.22 of the LLL Disclosure Schedule sets forth with respect to the Proprietary Rights of LLL and its Subsidiaries: (i) for each patent and patent application, including petty patents and utility models and applications therefor, as applicable, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, tradename or service mark claimed by LLL or any of its Subsidiaries, whether or not registered, the date first used, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered, (iv) for each mask work, whether or not registered, the date of first commercial exploitation and if registered, the registration number and date of registration and (v) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications and application related documents and materials) owned, controlled or used by or on behalf of LLL or any of its Subsidiaries or in which LLL or any of its Subsidiaries has any interest whatsoever have been provided or made available to SoftNet.

(b) Adequacy. The Proprietary Rights of LLL and its Subsidiaries are all those necessary for the normal conduct of the Business as presently conducted and as presently contemplated, except as set forth in Section 3.22(b) of the LLL Disclosure Schedule.

(c) Royalties and Licenses. None of LLL or any of its Subsidiaries has any obligation to compensate any Person for the use of any of its Proprietary Rights nor has LLL or any of its Subsidiaries granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not, except as set forth in Section 3.22(c) of the LLL Disclosure Schedule.

(d) Ownership. Each of LLL and its Subsidiaries owns or has a valid right to use its Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of LLL or any of its Subsidiaries, as the case may be, by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. None of LLL or any of its Subsidiaries has any patents.

(e) Absence of Claims. Except as set forth in Section 3.22(e) of the LLL Disclosure Schedule, none of LLL or any of its Subsidiaries or any Seller has received any notice of (A) alleged invalidity with respect to any of the Proprietary Rights of LLL or any of its Subsidiaries or (B) alleged infringement of any rights of others due to any activity by LLL or any of its Subsidiaries. LLL's and its Subsidiaries' use of its Proprietary Rights in its past, current and, to the best knowledge of LLL or Sellers, planned products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. Except as set forth in Section 3.22(e) of the LLL Disclosure Schedule, no other Person (i) has notified LLL or any Seller that it is claiming any ownership of or right to use any of the Proprietary Rights of LLL or any of its Subsidiaries or (ii) to the best knowledge of LLL and Sellers, is infringing upon any such Proprietary Rights in any way.

(f) Protection of Proprietary Rights. Except as set forth on Section 3.22(f) of the LLL Disclosure Schedule, each of LLL and its Subsidiaries has taken reasonable and prudent steps to protect its Proprietary Rights from infringement by any other Person. Except as set forth on Section 3.22(f) of the LLL Disclosure Schedule, each of LLL and its Subsidiaries has taken all appropriate actions and made all applications and filings pursuant to applicable laws to perfect or protect its interest in its Proprietary Rights. All of the pending applications for the Proprietary Rights of LLL and its Subsidiaries have been duly filed and all other actions to protect such Proprietary Rights have been taken. Except as set forth on Section 3.22(f) of the LLL Disclosure Schedule, each of LLL and its Subsidiaries has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers in connection with the Assets or the Business) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights material to the Business.

3.23     Tax Matters.

(a) Filing of Tax Returns. Each of LLL and its Subsidiaries has timely filed or filed timely extension requests with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Section
3.23 of the LLL Disclosure Schedule, none of LLL or any of its Subsidiaries has requested any extension of time within which to file Tax Returns in respect of any Taxes. LLL has delivered to SoftNet complete and accurate copies of the federal, state and local Tax Returns for LLL and its Subsidiaries for the years ended March 31, 1996, 1997 and 1998.

(b) Payment of Taxes. All Taxes in respect of periods beginning before the Closing Date have been timely paid or an adequate reserve has been established therefor, as set forth in Section 3.23 of the LLL Disclosure Schedule or the Financial Statements, and none of LLL or any of its Subsidiaries has any material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that LLL or any of its Subsidiaries is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

(c) Audits, Investigations or Claims. No deficiencies for Taxes of LLL or any of its Subsidiaries have been claimed, proposed or assessed in writing delivered to LLL by any taxing or other governmental authority. There are no pending or, to the knowledge of LLL and Sellers, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of LLL or any of its Subsidiaries, none of LLL or any of its Subsidiaries has received written notice from governmental authorities with respect to Taxes that are likely to result in additional Liability in respect of Taxes of LLL or any of its Subsidiaries and there are no matters under discussion with any governmental authorities with respect to Taxes that are likely to result in an additional

Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on
Section 3.23 of the LLL Disclosure Schedule, except as set forth in such Schedule, neither LLL nor any Seller has been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to LLL or any of its Subsidiaries.

(d) Lien. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the Assets.

(e) Tax Elections. All material elections with respect to Taxes affecting LLL and its Subsidiaries as of the date hereof that are required to be set forth on the latest Tax Returns of LLL or its Subsidiaries, as the case may be, are set forth on the latest Tax Returns of LLL and its Subsidiaries. None of LLL or any of its Subsidiaries (i) has made nor will make a deemed dividend election under Reg. ss. 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code; (ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of LLL or any of its Subsidiaries; (iii) has agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has made an election, nor is required, to treat any asset of LLL or any of its Subsidiaries as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; and (v) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

(f) Prior Affiliated Groups. None of LLL or any of its Subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code and none of LLL or any of its Subsidiaries has liability for the Taxes of any other entity under Reg. ss. 1.1502-6 of the Code or any other provision of federal, state, local or foreign law.

(g) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving LLL or any of its Subsidiaries, and, after the Closing Date, none of LLL or any of its Subsidiaries shall be bound by any such Tax-sharing agreements or similar arrangements (entered into prior to the Closing) or have any Liability thereunder for amounts due in respect of periods prior to or after the Closing Date.

(h) Partnerships. None of LLL or any of its Subsidiaries is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. None of LLL or any of its Subsidiaries is a successor to any other Person by way of merger, reorganization or similar transaction.

(i) Foreign Person. The LLL Common Stock is not a United States Real Property Interest as defined in Section 897(c) of the Code.

(j) No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

(k) Excess Parachute Payments; Section 162(m) of the Code. None of LLL or any of its Subsidiaries is a party to any agreement, contract, arrangement or plan (other than the Employment Agreements, any promissory note executed between the

Founders and SoftNet or LLL in connection with the transactions contemplated hereby and the Non-Compete Agreements) that has resulted or could result as a result of the transactions contemplated hereby, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or which, without regard to (i) payments in respect of Old LLL Options or (ii) payments or rights which may be awarded after the Effective Date, would result in a disallowed deduction under Section 162(m) of the Code.

(l) Other Tax Matters. None of the assets of LLL or any of its Subsidiaries directly or indirectly secures any debt the interest on which is Tax-exempt under Section 103(a) of the Code. None of the assets of LLL or any of its Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of LLL or any of its Subsidiaries has participated in, nor is it participating in, an international boycott within the meaning of Section 999 of the Code. None of LLL or any of its Subsidiaries has ever had and does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

3.24 Insurance. Section 3.24 of the LLL Disclosure Schedule contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the name and address of the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which LLL or any of its Subsidiaries is the owner, insured or beneficiary. Each of such policies and binders is in full force and effect, provides coverage as may be required by all material Regulations to which LLL or any of its Subsidiaries is subject and insures LLL and its Subsidiaries in such amounts as are sufficient to provide reasonable protection for the businesses of LLL and its Subsidiaries. None of LLL or any of its Subsidiaries is in default under any of such policies or binders, and none of LLL or its Subsidiaries has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to LLL or Sellers upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

3.25 Accounts Receivable. The accounts and notes receivable reflected in the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders or Contracts. To the knowledge of LLL and Sellers, all such receivables are fully collectible in the ordinary course of business within three months except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the books and records of LLL.

3.26 Inventory. The value at which the Inventory is shown on the Balance Sheet has been determined in accordance with the normal valuation policy of LLL, consistently applied and in accordance with GAAP. The Inventory (and the specific items acquired subsequent to the Balance Sheet Date) consists only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantity of all Inventory is reasonable in the present circumstances of the Business. Section 3.26 of the LLL Disclosure Schedule contains a complete and accurate list of all Inventory as of the Balance Sheet Date and the addresses at which the Inventory is located.

3.27 Purchase Commitments and Outstanding Bids. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of Inventory and the performance of services entered into by LLL and its Subsidiaries does not exceed $50,000, and the aggregate of all Contracts for the purchase of supplies by LLL and its Subsidiaries does not exceed $50,000, all of which orders and Contracts were made in the ordinary course of business and consistent with past practice. There are no claims against LLL or any of its Subsidiaries to return in excess of an aggregate of $25,000 of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under a written agreement that such merchandise would be returnable. Section 3.27 of the LLL Disclosure Schedule contains a complete and accurate list of all outstanding leases which LLL and its Subsidiaries are currently negotiating, including the location of the property of each such lease and the proposed rent under each such lease. To the knowledge of LLL and Sellers, the terms of the leases listed on Section 3.27 of the LLL Disclosure Schedule do not contain terms and conditions that are materially more onerous than those usual and customary in LLL's business.

3.28 Payments. None of LLL or any of its Subsidiaries or any of the Representatives of LLL or any of its Subsidiaries acting on the behalf of LLL or any of its Subsidiaries have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which either LLL or any Seller knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. None of LLL or any of its Subsidiaries or any of the Representatives of LLL or any of its Subsidiaries acting on the behalf of LLL or any of its Subsidiaries have accepted or received any unlawful contributions, payments, gifts or expenditures. None of LLL or any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

3.29     Customers, Suppliers and Competitors.

(a) Section 3.29 of the LLL Disclosure Schedule sets forth a complete and accurate list of the names and addresses of (i) the ten airport office centers which generated for LLL and its Subsidiaries the greatest revenues during its last fiscal year and quarter ended September 30, 1999, showing the approximate total revenues in dollars from each such location during such fiscal year and quarter; (ii) the ten strategic partners/sponsors who generated for LLL and its Subsidiaries the greatest revenues during its last fiscal year and quarter ended September 30, 1999, showing the approximate total revenues in dollars from each such strategic partner/sponsor during such fiscal year and quarter; and (iii) suppliers with sales to LLL and its Subsidiaries greater than $10,000 during the last fiscal year and $2,500 during the quarter ended December 31, 1999, showing the approximate total purchases in dollars by LLL or its Subsidiaries from each such supplier during such fiscal year. Since the Balance Sheet Date, to the knowledge of LLL and Sellers, there has been no adverse change in any material respect in the business relationship of LLL or any of its Subsidiaries with any airport administration, strategic partner/sponsor or supplier named on the LLL Disclosure Schedule. None of LLL or any of its Subsidiaries has received any written communication from any airport administration, strategic partner/sponsor or supplier named on the LLL Disclosure Schedule of any intention to terminate or materially reduce services from or supplies to LLL or any of its Subsidiaries.

(b) Section 3.29(b) of the LLL Disclosure Schedule sets forth, to the best knowledge of LLL and Sellers, without investigation (i) a list of each Person who provides either storefront or wireless services in direct competition with LLL and (ii) a listing of the airports such Persons operate in.

3.30     Environmental Matters.

(a) Definitions. The following terms, when used in this Section 3.30, shall have the following meanings:

(i) "LLL" for purposes of this Section 3.30 includes (A) all  affiliates of LLL,
(B) all partnerships, joint ventures and other business entities or organizations in which LLL was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the obligations of which have been assumed by LLL or to which LLL has succeeded or substantially all of the assets of which have been acquired by LLL or to which LLL has succeeded.

(ii) "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

(iii) "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges and slag, in each case, in such form or in such concentrations so as to be subject to regulation or control or required remediation under any Environmental Law.

(iv) "Environmental Laws" mean all Regulations in effect on the date hereof that require the protection or clean-up of the environment, or which regulate or control the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of, Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons, including protection of the health and safety of employees. Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act and all analogous federal, state or local Regulations.

(v) "Environmental Conditions" mean the Release of any Hazardous Substance (whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which LLL has or may reasonably be expected to become liable to any Person or by reason of which any of the Assets may suffer or be subjected to any Encumbrance.

(b) Notice of Violation. Neither LLL nor any Seller has received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release by LLL of any Hazardous Substance at any location or (ii) an alleged violation of or non-compliance by LLL with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Neither LLL nor any Seller has received any notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by LLL of any Hazardous Substances.

(c) Environmental Conditions. To the best knowledge of LLL and Sellers, there are no present or past Environmental Conditions caused by LLL, or in any way relating to the Business or the Assets.

(d) Notices, Warnings and Records. LLL has given all notices and warnings, made all reports, and has kept and maintained all records required by and is in material compliance with all Environmental Laws.

3.31 Brokers; Transaction Costs. None of LLL or any of its Subsidiaries or any Seller has entered into and will not enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of SoftNet or LLL or any of its Subsidiaries to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. Neither LLL nor SoftNet shall be liable for any costs or expenses pertaining to any finder's fees, brokerage commission or similar payment incurred by or on behalf of Sellers as a result of the consummation of the transactions contemplated hereby.

3.32 No Other Agreements to Sell LLL or the Assets. Neither LLL nor any Seller has any legal obligation, absolute or contingent, to any other Person to sell all or substantially all the Assets or to sell any capital stock of LLL or any of its Subsidiaries or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of LLL or any of its Subsidiaries or to enter into any agreement with respect thereto.

3.33 Material Misstatements or Omissions. No representations or warranties by LLL or any Seller in this Agreement or any Ancillary Agreement or any exhibit, certificate or schedule furnished or to be furnished to SoftNet pursuant hereto or thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading. There is no event, condition or fact that has had or would reasonably be expected to have an LLL Material Adverse Effect.

                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF SOFTNET AND MERGER SUB

                  Except as otherwise set forth in a disclosure schedule (the "SoftNet Disclosure Schedule") referring specifically to the representations and warranties in this Agreement which identifies by section number the section to which such disclosure relates and which is delivered by SoftNet to LLL prior to or simultaneous with the execution of this Agreement, SoftNet and Merger Sub represent and warrant to LLL and Sellers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

4.1      Organization.

(a) SoftNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SoftNet has full corporate power and authority to conduct its business as presently conducted by it and to own or lease, as applicable, its properties and assets. SoftNet is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a SoftNet Material Adverse Effect.

(b) Merger Sub is a corporation duly organized, validly existing and duly authorized to transact business in the corporate form under the laws of the State of Washington. SoftNet owns all of the outstanding capital stock of Merger Sub, free and clear of all liens, charges, pledges and other encumbrances.

4.2      Authorization.

(a) SoftNet has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the
Ancillary Agreements to which it is party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Agreement of Merger and the Ancillary Agreements by SoftNet and the performance by SoftNet of is obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of SoftNet. This Agreement has been duly executed and delivered by SoftNet and is, and upon execution and delivery, the Ancillary Agreements to which it is a party each will be, legal, valid and binding obligations of SoftNet, enforceable against SoftNet in accordance with their terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

(b) Merger Sub has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Agreement of Merger, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Agreement of Merger by Merger Sub and the performance by Merger Sub of is obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and is, and upon execution and delivery, the Agreement of Merger will be, legal, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their terms, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors.

4.3 No Conflict or Violation; Consents. None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by SoftNet or Merger Sub with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of its governing documents, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of SoftNet's or Merger Sub's assets under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which SoftNet or Merger Sub is a party or by which it is bound or to which any of its assets are subject or (c) violate any Regulation or Court Order. Except for (i) applicable securities laws, (ii) the rules and regulations of The Nasdaq National Market or as set forth on Section
4.3 of the SoftNet Disclosure Schedule, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state of local governmental or administrative authorities) are necessary to be made or obtained by SoftNet or Merger Sub in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

4.4 No Brokers. Neither SoftNet or Merger Sub nor any of their officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of any Seller to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.5 Litigation. There are no Actions pending, threatened or anticipated against, related to, or affecting SoftNet or Merger Sub seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

4.6 SoftNet Common Stock. The Issue Shares to be issued pursuant to this Agreement have been, or will be prior to the Effective Time, validly issued, fully paid and nonassessable shares of SoftNet Common Stock, free of and not subject to any preemptive rights or rights of first refusal created by statute or by SoftNet's Certificate of Incorporation or Bylaws. The Additional Shares to be issued pursuant to this Agreement will, prior to issuance, be validly issued, fully paid and nonassessable shares of SoftNet Common Stock, free of and not subject to any preemptive rights or rights of first-refusal created by statute or by SoftNet's Certificate of Incorporation or Bylaws.

4.7 SEC Documents. SoftNet has furnished or made available to LLL a true and complete copy of each statement and report which it has filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 1999 (the "SEC Documents"), which are all the documents (other than preliminary materials) that SoftNet has been required to file with the SEC since that date. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document.

4.8 Compliance with Law. SoftNet and Merger Sub have conducted their respective businesses in material compliance with all applicable Regulations and Court Orders. Neither SoftNet nor Merger Sub has received any notice to the effect that, or has otherwise been advised that, SoftNet or Merger Sub is not in material compliance with any Regulations or Court Orders, and neither SoftNet nor Merger Sub are aware of any existing circumstances that are likely to result in any material violation of any of the foregoing.

4.9 Liabilities. Except as set forth in the SEC Documents, SoftNet has no Liabilities or obligations (absolute, accrued, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of SoftNet or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of SoftNet as of September 30, 1999, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since September 30, 1999 and (iii) liabilities or obligations which would not, individually or in the aggregate, have a SoftNet Material Adverse Effect.

                                   ARTICLE V.

                          ACTIONS PRIOR TO THE CLOSING

LLL, SoftNet, Merger Sub and Sellers covenant as follows for the period from the date hereof through the Effective Time:

5.1  Conduct  of  Business.  Except  as  contemplated  by this  Agreement  or as consented to by SoftNet (which, for purposes of Section 5.1(k) shall specifically mean the written consent of either Steven M. Harris or Garret J. Girvan) in writing (which, for purposes of this Section 5.1 shall include electronic mail), from the date hereof through the Effective Time, LLL and each of its Subsidiaries shall, and each Seller shall cause LLL and its Subsidiaries
(i) to operate the businesses of LLL and its Subsidiaries in the ordinary course of business and in accordance with past practice and (ii) to not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Merger. Without limiting the generality of the foregoing, from the date hereof through the Effective Time, none of LLL or any of its Subsidiaries shall, and no Seller shall permit LLL or any of its Subsidiaries to, except as specifically contemplated by this Agreement or as consented to by SoftNet in writing:

(a) incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person, except for indebtedness to SoftNet or as provided for on Schedule 5.1;

(b) issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including options and warrants therefor (other than shares of LLL Common Stock issued upon the exercise or conversion, as the case may be, of the LLL Securities described in Section 3.2) or accelerate the vesting of any Old LLL Options or New LLL Options;

(c) declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

(d) make any change to its Articles of Incorporation or Bylaws;

(e) mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except for sales of products and services and standard customer non-exclusive licenses, in each case in the ordinary course of business and consistent with past practice;

(f) cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

(g) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except capital expenditures in the ordinary course of business consistent with past practice;

(h) terminate any material Contract or make any change in any material Contract;

(i) enter into or modify any employment Contract, (ii) pay or agree to pay any compensation to or for any employee, officer or director of LLL other than in the ordinary course of business and consistent with past practice, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan, except as contemplated hereby;

(j) enter into or modify any Contract with a Related Party;

(k) enter into any material Contract which, if entered into on the date hereof would have been listed on Schedule 3.12, unless the same is terminable by LLL or any of its Subsidiaries on no more than 30 days' written notice without penalty or payment and is entered into in the ordinary course of business consistent with past practice; provided, however, that LLL or any of its Subsidiaries shall be able to enter into a material Contract under this subsection (k) without the written consent of SoftNet if SoftNet shall have failed to respond to LLL's written request to enter into such material Contract within five (5) days after LLL provides a written request to SoftNet to enter into such material Contract, which request shall be accompanied by a summary of the terms of the proposed material Contract;

(l) make any change in any method of accounting or accounting practice;

(m) fail to pursue the expansion of its Business as set forth in the Business Plan, except as to deployment schedule adjustments which have been disclosed to SoftNet;

(n) fail to use its commercially reasonable efforts to (i) retain the employees and any independent contractors providing services to LLL or any of its Subsidiaries, (ii) maintain the Business so that such employees and independent contractors will remain available to LLL and SoftNet on and after the Closing Date, (iii) maintain existing relationships with suppliers, customers, corporate accounts, strategic partners/sponsors, airport officials and others having business dealings with LLL and its Subsidiaries and (iv) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

(o) do any other act which would cause any representation or warranty of LLL or any Seller in this Agreement to be or become untrue in any material respect.

5.2 Investigation by SoftNet. Subject to the NDA and Section 5.7 hereof, from the date hereof through the Closing, LLL shall afford the Representatives of SoftNet and its Affiliates complete access at all reasonable times to the Business and the Assets and Liabilities for the purpose of inspecting the same, and to the officers, employees and Representatives, properties, books and records and Contracts of LLL and its Subsidiaries, and shall furnish SoftNet and its Representatives all financial, operating and other data and information (including the Proprietary Rights of LLL and its Subsidiaries) as SoftNet or its Affiliates, through their respective Representatives, may reasonably request.

5.3 Notification of Certain Matters. Each party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. LLL and Sellers shall promptly notify SoftNet of any Default, the threat or commencement of any Action, or any development that occurs before the Closing of which LLL or any Seller is aware that could reasonably be expected to limit, delay or enjoin the transactions contemplated by this Agreement, and SoftNet shall promptly notify LLL of any threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to limit, delay or enjoin the transactions contemplated by this Agreement.

5.4      No Alternative Transactions.

(a) No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, neither LLL nor any Seller shall, directly or indirectly (whether on its own or through its Representatives), enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond (other than to indicate that LLL is contractually restricted from entering into any discussions) to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with any Person or group (as defined under Section 13(d) of the Exchange Act) of Persons, other than SoftNet, Merger Sub and their respective Representatives concerning any sale (by license or otherwise) of all or a portion of the Assets (except in the ordinary course of business) or the Business, or of any shares of capital stock of LLL, or any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, or similar transaction involving LLL (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). LLL and each Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than SoftNet and Merger Sub with respect to any of the foregoing. LLL and each Seller agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which LLL is a party.

(b) Notification. LLL and each Seller will immediately notify SoftNet (orally and in writing), if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify SoftNet of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party. LLL shall also provide SoftNet with a copy of any written offer received in respect of any Proposed Acquisition Transaction.

5.5 Approval of Shareholders. LLL shall use diligent good faith efforts to obtain the approval at a special meeting of shareholders or the written consent of the shareholders at the earliest practicable date approving this Agreement, the Ancillary Agreements, the Merger and related matters, which approval will be recommended by the Board of Directors of LLL. LLL shall consult with SoftNet and its counsel in the preparation of any documents and materials to be distributed to its shareholders in connection with such special meeting or action by written consent and shall provide SoftNet and its counsel copies of any documents and materials to be distributed to the shareholders prior to any distribution.

5.6 Dissenting Shares. Prior to the Closing Date, LLL shall furnish SoftNet with the name and address of each LLL shareholder who, prior to the Closing, has requested or is entitled to request appraisal rights and the number of shares of LLL Common Stock owned by such shareholder.

5.7      Confidentiality.

(a) Preservation of Confidentiality. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other parties. The parties shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to their respective advisors and consultants in connection with the transactions contemplated hereby. Each of the parties agrees to maintain in confidence, and not to disclose to any third party, any information which is confidential or proprietary in nature, including, without limitation, trade secrets, patents, patent applications, copyrights, know-how, processes, ideas, inventions (whether patentable or not), formulas, computer programs, databases, technical drawings, designs, algorithms, technology, circuits, layouts, designs, interfaces, materials, schematics, names and expertise of employees and consultants, any other technical, business, financial, customer and product development plans, supplier information, forecasts, strategies and other confidential information.

(b) Property Right in Confidential Information. Until the Effective Time, all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall return to the other parties all documents, work papers and other material (including all copies thereof) obtained from such parties in connection with the transactions contemplated hereby and will use commercially reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If any party is required by any law or order to disclose any confidential information, it shall provide the other parties with prompt notice of such request so that such other parties may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, a party is nonetheless compelled by law or order to disclose confidential information, then such party may disclose that portion of the confidential information which such law or order requires to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the information, whereupon such disclosure shall not constitute a breach of this Agreement.

5.8 Tax Treatment. None of SoftNet, Merger Sub, LLL or Sellers will take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. SoftNet and LLL will cooperate to obtain such approvals of the shareholders of LLL as may be necessary to avoid characterization of any payment made hereunder, or under any Ancillary Agreement, or in connection with the Merger as an "excess parachute payment" within the meaning of Section 280G of the Code.

5.9 Further Assurances. Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Effective Time, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use all reasonable efforts (A) to obtain all necessary Permits, (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities, and (C) to fulfill all conditions to this Agreement. LLL and Sellers further agree to use their respective best efforts to obtain all Consents from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts and the Leases, as listed on Schedule 3.13); provided, however, that no amendment or modification shall be made to any Contract or Lease to obtain such Consent without SoftNet's consent.

5.10 Audit Costs. Upon written notice from the Shareholder Representative and the receipt of a detailed invoice from the Accountants, SoftNet agrees to promptly pay the costs of the Accountants incurred in connection with the audit of the Balance Sheet.

5.11 LLL Financing Agreements, The Mennen Note, the Placement Warrants and Old LLL Options.

(a) As promptly as practicable after the date hereof, LLL shall use its diligent good faith efforts to obtain from each party to a LLL Financing Agreement, an agreement which establishes the number of shares of LLL Common Stock which each Financing Note is convertible into and the number of shares of LLL Common Stock issuable upon exercise, and the exercise price, of each Financing Warrant.

(b) As promptly as practicable after the date hereof, LLL shall use its diligent good faith efforts to obtain from the Mennen Trust an agreement which establishes the number of shares of LLL Common Stock which the Mennen Note is convertible into.

(c) As promptly as practicable after the date hereof, LLL shall use its diligent good faith efforts to obtain from Prentice an agreement which establishes the number of shares of LLL Common Stock issuable upon exercise, and the exercise price, of the Placement Warrants.

(d) As promptly as practicable after the date hereof, LLL shall use its diligent good faith efforts to obtain from each holder of an Old LLL Option a release in form and substance reasonably acceptable to SoftNet stating that, among other things, such holder has no rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LLL or SoftNet, nor are there any obligations on the part of LLL or SoftNet to issue any shares of capital stock or other securities to such holder.

5.12 Purchaser Representative. As promptly as practicable after the date hereof, LLL shall furnish, at its expense, an individual, who shall be approved by SoftNet, to serve as an independent purchaser representative (the "Purchaser Representative") to assist the shareholders of LLL in connection with evaluating the risks and merits of the transactions contemplated by this Agreement. The
Purchaser Representative shall satisfy the definition of "Purchaser representative" as set forth in Rule 501(h) of the Securities Act.

5.13 Corex and Belkin Agreements. As promptly as practicable after the date hereof, LLL shall use its diligent good faith efforts to (i) amend that certain Sponsorship Agreement with Corex Technologies, Inc. ("CTI") dated as of August 16, 1999 to eliminate CTI's right of first refusal regarding marketing/sponsorship opportunities or, with the approval of SoftNet, to significantly reduce the scope of such right of first refusal regarding marketing/sponsorship opportunities and (ii) amend that certain Sponsorship Agreement with Belkin Components, Inc. ("Belkin") dated as of July 12, 1999 to eliminate Belkin's right of first refusal regarding marketing/sponsorship opportunities or, with the approval of SoftNet, to significantly reduce the scope of such right of first refusal regarding marketing/sponsorship opportunities.

                                  ARTICLE VI.

                  CONDITIONS TO OBLIGATIONS OF LLL AND SELLERS

                  The obligations of LLL and Sellers to consummate the Merger and the other transactions contemplated hereby, are subject, in the discretion of LLL and Sellers, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

6.1 Representations, Warranties and Covenants. All representations and warranties of SoftNet and Merger Sub contained in this Agreement shall be true and correct in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such representation or warranty shall be true in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and SoftNet and Merger Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date. There shall be delivered to LLL a certificate (signed by a Senior Vice President or more senior officer of SoftNet) to the foregoing effect ("SoftNet's Closing Certificate").

6.2 Consents. All consents, approvals and waivers from governmental authorities necessary for the valid consummation of the Merger and the other transactions contemplated hereby shall have been obtained; provided, however, that the foregoing shall not include third party consents under any Contracts or Leases, as listed on Schedule 3.13.

6.3 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage the Shareholders materially if the transactions contemplated hereby or thereby are consummated.

6.4 Closing Documents. LLL and Sellers shall have received from SoftNet and Merger Sub the documents and other items to be delivered by SoftNet and Merger Sub pursuant to Section 8.2 of this Agreement.

6.5 Opinion of Counsel. LLL shall have received an opinion of Jason G. Wilson, Assistant General Counsel of SoftNet, dated as of the Closing Date, in form and substance reasonably acceptable to LLL.

6.6 SoftNet Material Adverse Change. There shall have not been any SoftNet Material Adverse Change; provided, however, that for purposes of this Section
6.6 the term "SoftNet Material Adverse Change" shall not include any change, circumstance or effect directly relating to (i) the economy in general, (ii) the industry in which SoftNet operates or (iii) the announcement of the transactions contemplated hereby.

6.7 Shareholder Approval. Shareholders representing not less than 100% shall have consented to, approved and adopted this Agreement, the Agreement of Merger and the Merger and agreed to take all other actions necessary or required to consummate the transactions contemplated hereby or thereby or shareholders representing not less than 66 2/3% of the outstanding shares of LLL Common Stock shall have voted to approve this Agreement, the Agreement of Merger and the Merger at a duly and properly called special meeting of LLL's shareholders.

6.8 Second Loan Agreement. SoftNet shall have performed in all material respects all agreements and covenants required to be performed by SoftNet under the Second Loan Agreement.

                                  ARTICLE VII.

               CONDITIONS TO OBLIGATIONS OF SOFTNET AND MERGER SUB

                  The obligations of SoftNet and Merger Sub to consummate the Merger and the other transactions contemplated hereby, are subject, in the discretion of SoftNet and Merger Sub, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

7.1 Representations, Warranties and Covenants. All representations and warranties of each Seller and LLL contained in this Agreement shall be true and correct in all material respects (provided, however, that where a representation or warranty is already qualified as to materiality, such representation or warranty shall be true in all respects) at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and each Seller and LLL shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date. There shall be delivered to SoftNet certificates (executed by the President of LLL and Sellers) to the foregoing effect ("LLL Closing Certificates").

7.2 Shareholder Approval. Shareholders representing not less than 100% of the outstanding shares of LLL Common Stock shall have consented to, approved and adopted this Agreement, the Agreement of Merger and the Merger and agreed to take all other actions necessary or required to consummate the transactions contemplated hereby or thereby or shareholders representing not less than 66 2/3% of the outstanding shares of LLL Common Stock shall have voted to approve this Agreement, the Agreement of Merger and the Merger at a duly and properly called special meeting of LLL's shareholders.

7.3 Approvals. All Consents from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and by the Ancillary Agreements and for the operation of the Business after the Closing (including all required third party consents under the Contracts and Leases, as listed on Schedule 3.13) shall have been obtained; provided, however, that in the event the Closing shall not have occurred on or before the date which is forty-five days after the date hereof, this provision shall no longer be applicable. SoftNet shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained and that the parties shall have complied in all material respects with all Regulations applicable to the transactions contemplated hereby and thereby.

7.4 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage SoftNet, the Assets or the Business materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of SoftNet to own or operate LLL after the Closing.

7.5 Opinion of Counsel. Sellers and LLL shall have delivered to SoftNet an opinion of Preston Gates Ellis LLP ("PGE"), counsel to Sellers and LLL, dated as of the Closing Date, in form and substance reasonably acceptable to SoftNet.

7.6 Employees. The employees listed on Schedule 7.6 serving LLL as of the date hereof shall remain on the payroll of LLL as of the Closing Date and shall not have notified SoftNet, LLL or any director or officer of LLL that they have a present intent to terminate employment within three months after the Closing Date.

7.7 Certificates. LLL shall furnish SoftNet with a certificate from the Secretary of LLL attaching a copy of (a) LLL's board resolutions authorizing the transactions contemplated hereby, (b) a document or documents evidencing that the requisite shareholder approval specified in Section 7.2 has been obtained,
(c) the Articles of Incorporation of LLL, certified by the Washington Secretary of State and (d) the Bylaws of LLL.

7.8 Closing Documents. SoftNet shall have received from LLL and Sellers the documents and other items described in Section 8.1 and such other documents and items as SoftNet may reasonably require.

7.9 LLL Material Adverse Change. There shall not have been any LLL Material Adverse Change; provided, however, for purposes of this Section 7.9 the term "LLL Material Adverse Change" shall not include any change, circumstance or effect directly relating to (i) the economy in general, (ii) the industry in which LLL operates, (iii) the announcement of the transactions contemplated hereby or (iv) the implementation by LLL of actions expressly detailed in the Business Plan.

7.10 LLL Securities and Old LLL Options. All LLL Securities shall have been exercised or converted, as the case may be, for shares of LLL Common Stock immediately prior to the Effective Time and all Old LLL Options shall have been terminated. SoftNet shall have received from LLL (a) documentation evidencing the cancellation of all outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire shares of capital stock or other securities of LLL (other than the New LLL Options) and (b) a release from each of Chanakya Semlani and Wendy Boehm, in form and substance reasonably acceptable to SoftNet, stating that, among other things, such holder has no rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LLL, nor are there any obligations on the part of LLL to issue any shares of capital stock or other securities to such holder.

7.11 Outstanding Loans. The principal and accrued interest under all loans and agreements for borrowed money under which LLL is the borrower which shall not convert into shares of LLL Common Stock at and as of the Closing (other than the loans extended by SoftNet pursuant to the Loan Agreement and Second Loan Agreement), including loans from The Mennen Trust, shall not exceed $3.5 million in the aggregate (the "Working Capital Loans"); provided, that if any such loans or agreements are outstanding, no such loans or agreements shall entitle the holder thereof to any rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of LLL.

7.12 Non-Foreign  Affidavit.  SoftNet shall have received from LLL,  pursuant to
Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit substantially in the form of Exhibit E hereto.

7.13 Dissenter Rights. Holders of not more than 5% of the LLL Common Stock shall not have voted in favor of the Merger or not consented thereto in writing and shall have delivered before the Effective Time timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with Washington law.

7.14 Shareholder Representative. Each shareholder of LLL shall have irrevocably authorized and appointed R. Bruce Merrell (the "Shareholder Representative"), with full power of substitution and resubstitution, as his, her or its representative and true and lawful attorney-in-fact and agent to act in his, her or its name, place and stead as contemplated by this Agreement, including, but not limited to, by the provisions of Article X hereof.

7.15 Operating Budget. LLL shall have delivered to SoftNet a copy of the Operating Budget certified as being true and correct by its Chief Operating Officer.

7.16 Securities Act Exemption. SoftNet (a) shall have received from each Shareholder a Shareholder Investment Representation Letter addressed to SoftNet, in form and substance reasonably acceptable to SoftNet, which sets forth, among other things, that such Shareholder is an "accredited investor" as defined in Rule 501 under the Securities Act or that such Shareholder shall have appointed a purchaser representative satisfying the requirements of Section 501(h) of the Securities Act (which may include, without limitation, the Purchaser Representative) or (b) shall be satisfied in its reasonable discretion that the issuance of the Issue Shares and the Additional Shares is exempt from the registration requirements of the Securities Act.

7.17 LLL Expenses. Not less than five business days prior to the Closing Date, SoftNet shall have received from LLL a true, correct and complete schedule (the "Expense Schedule") of all expenses paid or incurred and to be paid and incurred in conjunction with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby by or on behalf of LLL or the Shareholders (the "LLL Expenses"), accompanied by a certificate signed by the President of LLL certifying the accuracy and completeness thereof.

7.18 Audited Financial Statements. SoftNet shall (a) have received from LLL audited balance sheets and related audited statements of income, cash flow and shareholders' equity for LLL for the (i) 12-month period ended March 31, 1998,
(ii) 12-month period ended March 31, 1999 and (iii) 9-month period ended December 31, 1999, together, in each instance, with the notes thereon and the opinion of the Accountants with respect thereto (collectively, the "Closing Statements") and (b) such Closing Statements shall not reflect any material change in the business of LLL from the Balance Sheet.

7.19 Fully Diluted Common Stock Number. No less than five business days prior to the Closing Date, LLL shall have delivered to SoftNet a spreadsheet (the "Stock Spreadsheet"), which shall be certified as being true and correct by the President of LLL and which shall be true and correct in all respects at and as of the Closing, which sets forth (a) the name of each Person who owns, or will at and as of the Closing own, shares of LLL Common Stock, (b) the number of shares of LLL Common Stock held by each such Person at and as of the Closing and
(c) the Fully Diluted Common Stock Number.

7.20 Foreign Qualifications. LLL Chicago shall have been duly qualified to do business as a foreign corporation in Illinois and LLL shall have been duly qualified to do business as a foreign corporation in Maryland and Utah.

                                 ARTICLE VIII.

                                     CLOSING

                  On the Closing Date at the Closing Place:

8.1 Deliveries by Sellers and LLL to SoftNet and Merger Sub. Each Seller and LLL, as applicable, shall deliver (or cause to be delivered) to SoftNet or Merger Sub, as applicable:

(a)               the Ancillary Agreements to which it is a party;

(b) a certificate of corporate existence issued by the Secretary of State of the State of Washington for LLL, dated not more than five days prior to the Closing Date and a bring-down certificate of corporate existence;

(c) LLL Closing Certificates and the Secretary's certificate referenced in Sections 7.1 and 7.7, respectively;

(d)               the opinion of counsel to Sellers and LLL described in Section
                  7.5;

(e)               the written resignations of all officers and directors of LLL.

8.2 Deliveries by SoftNet and Merger Sub to Sellers and LLL. SoftNet and Merger Sub, as applicable, shall deliver to Sellers and LLL, as applicable:

(a)               SoftNet's Closing Certificate;

(b)               the opinion described in Section 6.5; and

(c)               the Ancillary Agreements to which SoftNet is a party.

8.3 Fees and Expenses. SoftNet shall deliver to PGE by wire transfer an amount equal to PGE's fees and expenses as reflected on the Expense Schedule, less the amount of such fees and expenses previously paid to PGE by or on behalf of LLL.

                                  ARTICLE IX.

                      ACTIONS BY LLL, SELLERS, SOFTNET AND

                          MERGER SUB AFTER THE CLOSING

9.1      Books and Records; Tax Matters.

(a) LLL, Sellers, SoftNet and Merger Sub agree that so long as any books, records and files relating to the Business, Assets or operations of LLL or any of its Subsidiaries, to the extent that they pertain to the operations of LLL or any of its Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its expense) shall, upon prior notice, have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

(b) SoftNet covenants and agrees that in the event it or LLL receives any notice or inquiry from the Internal Revenue Service with respect to the characterization of any payments made under this Agreement or any Ancillary Agreement, SoftNet will give prompt written notice to the Shareholder Representative concerning such notice or inquiry. SoftNet agrees to report the consideration delivered under this Agreement in a manner consistent with the terms hereof.

9.2 Employee Matters. As soon as practicable after the Closing, SoftNet shall take such action as necessary for each employee of LLL who remains in the employment of LLL immediately after the Closing to be eligible under each benefit plan of SoftNet available to similarly situated employees of SoftNet.
For purposes of eligibility in the benefit plans of SoftNet (but not for purposes of benefit accrual), LLL employees shall receive credit for their years and months of service with LLL prior to the Closing. As soon as practicable after the Closing, SoftNet and the Founders shall confer and work together in good faith to agree upon mutually acceptable compensation arrangements and/or option grants for those employees of LLL who are employed by SoftNet or LLL following the Closing. For purposes of option grants to acquire shares of SoftNet Common Stock made to employees of LLL who are employed by SoftNet or LLL following the Closing, the grant date of such options shall be the same as the grant date of such employee's LLL Options, if any.

9.3 Indemnification for Officers and Directors. From the Effective Time through the date that is two years after the Effective Time, SoftNet agrees that it will, and will cause LLL to, indemnify and hold harmless the officers and directors of LLL as of the date hereof, against all losses, claims, damages, expenses and liabilities arising out of actions or omissions occurring at or prior to the Effective Time, to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in LLL's Articles of Incorporation and bylaws in effect as of the date hereof (to the extent consistent with applicable law). The provisions of this Section 9.3 are intended to be in addition to the rights otherwise available to the current officers and directors of LLL by law, charter, bylaw or agreement.

9.4 Working Capital Loans. SoftNet shall pay all principal and accrued interest under the Working Capital Loans which is not paid by SoftNet contemporaneously with the Closing.

9.5 Dissenting Shares. In the event that LLL shall fail to make any payment to a holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares in accordance with RCW 23B.12.010 et seq., SoftNet agrees that it shall, or shall cause Surviving Corporation to, make such payment in accordance with RCW 23B.12.010 et seq.

                                   ARTICLE X.

                            SURVIVAL; INDEMNIFICATION

10.1 Survival of Representations. All statements contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of Sellers and SoftNet and Merger Sub contained herein shall survive the Closing Date until (and claims based upon or arising out of such representations and warranties may be asserted at any time before the date which shall be) the date which is eighteen (18) months following the Closing Date; provided, however, the representations and warranties of Sellers in Section 3.2 (Capitalization of LLL) shall survive for a period equal to three years after the Closing Date, the representations and warranties of Sellers in 3.23 (Tax Matters) shall survive for a period equal to the relevant statute of limitations (including any extensions thereof) and the representations and warranties of Sellers in Section
3.30 (Environmental Matters) shall survive for a period equal to three years following the Closing Date. No investigation made by any of the parties hereto shall in any way limit the representations and warranties of the parties. On the

Closing Date, all representations and warranties contained in this Agreement and made by any Seller and LLL shall expire as to LLL and thereafter will be deemed to have been made exclusively by Sellers and the Shareholders. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

10.2     Indemnification.

(a) Indemnification by the Shareholders. The Shareholders shall severally, and not jointly, indemnify, save and hold harmless SoftNet and its affiliates and its and their respective Representatives from and against any and all costs, losses (including diminution in value), Taxes (including, but not limited to, any Taxes or other costs or damages arising under, caused by or related to
Section  280G  of  the  Code),  liabilities,   obligations,  damages,  lawsuits,
deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including any clean-up or remedial action), damages to the environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing, in each case after taking into account any insurance proceeds received by the indemnified Person and related tax benefits (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by any Seller in this Agreement, except for any breach of any representation or warranty or the inaccuracy of any representation or warranty in Section 3.2 hereof (which shall be covered in the following clause (ii));
(ii) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by any Seller in Section 3.2 of this Agreement;
(iii) any Damages in excess of $100,000 in the aggregate in any way incurred in connection with, arising out of, resulting from or incident to (x) the case titled Wayport, Inc. v. Laptop Lane Limited, Case No. 99-13222, 201 Judicial District, Travis County, Texas or (y) any matter, claim, demand, lawsuit or other action asserted by Chanakya Semlani against LLL or SoftNet; and (iv) any breach of any covenant or agreement made by any Seller in this Agreement.

(b) Indemnification by SoftNet. SoftNet shall indemnify, save and hold harmless the Shareholders and their affiliates and their respective representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to: (i) any breach of any representation or warranty or the inaccuracy of any representation or warranty, made by SoftNet or Merger Sub in this Agreement; and (ii) any breach of any covenant or agreement made by SoftNet or Merger Sub in this Agreement.

                  The term "Damages" as used in this Article X is not limited to matters asserted by third parties against an indemnified Person, but includes Damages incurred or sustained by the indemnified Person in the absence of third party claims. Payments by an indemnified Person of amounts for which it is indemnified hereunder shall not be a condition precedent to recovery, provided that with respect to matters asserted by third parties the payments made pursuant to this Section 10.2 are fully applied to satisfy any such third party claim.

(c) Procedure for Claims between Parties. If a claim for Damages is to be made by a party entitled to indemnification hereunder (a "Claim"), the party claiming such indemnification shall give written notice to the indemnifying party as soon as practicable after the indemnified Person becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.2. Any notice of a claim for indemnification by SoftNet under 10.2 shall be delivered to the Shareholder Representative. Any failure to submit any such notice of claim to the indemnifying Person(s) shall not relieve such Person(s) of any liability hereunder, except to the extent such Person(s) is actually prejudiced by such failure.

(d) Defense of Third Party Claims. If any lawsuit or enforcement action is filed against any indemnified Person, written notice thereof shall be given to the indemnifying Person(s) as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified Person to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying Person(s) demonstrate they were actually prejudiced by such failure. After such notice, if the indemnifying Person(s) shall acknowledge in writing to the indemnified Person that the indemnifying Person(s) shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying Person(s) shall be entitled, if its so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of their own choice to handle and defend the same unless the named parties to such action or proceeding include both an indemnifying Person and the indemnified Person and the indemnified Person has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified Person that are different from or additional to those available to the indemnifying Person(s), in which event the indemnified Person shall be entitled, at the indemnifying Person(s)'s cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified Person, such consent not to be unreasonably withheld. The indemnified Person shall cooperate in all reasonable respects with the indemnifying Person(s) and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Person may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers. If the indemnifying Person fails to assume the defense of such claim within 15 calendar days after receipt of the notice of claim, the indemnified Person against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying Person) have the right to undertake, at the indemnifying Person's cost, risk and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying Person; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying Person, which consent shall not be unreasonably withheld. If the indemnified Person assumes the defense of the claim, the indemnified Person will keep the indemnifying Person reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.2 and for any final judgment (subject to any right of appeal), and the indemnifying Persons agree to indemnify and hold harmless an indemnified Person from and against any Damages by reason of such settlement or judgment.

(e) Brokers and Finders. Pursuant to the provisions of this Section 10.2, SoftNet, on the one hand, and the Shareholders, on the other, shall indemnify, hold harmless and defend the other from the payment of any and all brokers' and finders' expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

(f)      Limitations.

(i) The obligation of the Shareholders to indemnify SoftNet and the other indemnified Persons under this Section 10.2 shall be SoftNet's sole remedy under this Agreement against the Shareholders in the absence of fraud or willful misrepresentation. SoftNet shall be entitled to satisfy any claims for Damages under Sections 10.2(a)(i), 10.2(a)(ii), 10.2(a)(iii) and 10.2(a)(iv) by
withholding and setting off against, in accordance with Section 10.3 hereof, any Additional Shares which are or may be due to the Shareholders pursuant to Exhibit D and, notwithstanding any other provision hereof, no Shareholder shall be liable for any Damages pursuant to Section 10.2(a)(i) other than by virtue of the foregoing offset against Additional Shares. Notwithstanding any provision hereof to the contrary, except for Damages relating to the breach of any representation and warranty in Section 3.2 and Section 3.23 hereof and for Damages under Section 10.2(a)(iii) hereof, SoftNet shall not be entitled to recover for any Damages or deliver the first Offset Notice pursuant to Section
10.3 hereof until such time as the Damages in the aggregate reasonably claimed by SoftNet exceed $250,000 (the "Damage Threshold"), at which time SoftNet shall be entitled to be indemnified against and compensated and reimbursed for all such Damages, including Damages included in the Damage Threshold. Notwithstanding any other provision hereof, no Shareholder shall be liable for more than his pro rata share, based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date, of any Damages.

(ii) The obligation of SoftNet to indemnify the Shareholders and the other indemnified Persons under this Section 10.2 shall be the sole remedy of the Shareholders under this Agreement against SoftNet in the absence of fraud or willful misrepresentation. Notwithstanding any other provision hereof, (i) the maximum indemnification obligation of SoftNet to a Shareholder shall be limited to the total dollar amount of the product of (y) such Shareholder's pro-rata portion of any Additional Shares which have been issued or are due to Shareholders hereunder multiplied by (z) the Closing Average.

10.3     Offset Against Additional Shares.

(a) SoftNet shall have the right to make one or more Claims on or prior to the date which is eighteen (18) months following the Closing Date against the Additional Shares, if any, by delivering a notice of such Claim (an "Offset Notice") to the Shareholder Representative prior to such time. Each Offset Notice shall state (i) sufficient facts relating to the offset so that the Shareholder Representative may reasonably evaluate such Claim, (ii) SoftNet's estimate of the Indemnifiable Amount relating to such Claim and (iii) a calculation of such number of the Additional Shares to be offset in connection with such Claim (the "Offset Shares"). For purposes of determining the number of Additional Shares to be offset as the Indemnifiable Amount, each share of SoftNet Common Stock shall be valued at the Closing Average. Upon delivery of an Offset Notice to the Shareholder Representative, SoftNet shall have the right to withhold from delivery at any Goal Date or Goal Dates at which Additional Shares, if any, are to be delivered, the Offset Shares.

(b) If the Shareholder Representative disputes either the validity, amount or calculation of the Claim and the related Indemnifiable Amount, the Shareholder Representative shall give written notice of such dispute to SoftNet within fifteen (15) calendar days after delivery of the Offset Notice by SoftNet to the Shareholder Representative.

(c) If the Shareholder Representative fails to respond to the Offset Notice within fifteen (15) calendar days after delivery thereof to the Shareholder Representative, or if the Shareholder Representative notifies SoftNet that there is no dispute with respect to the Claim and the related Indemnifiable Amount, no Offset Shares shall thereafter be delivered to any Shareholder and all rights and claims of any Shareholder to the Offset Shares shall terminate.

(d) If the Shareholder Representative and SoftNet reach an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount, those Offset Shares that the Shareholder Representative and SoftNet agree should be subject to the Claim and the related Indemnifiable Amount shall not be delivered to any Shareholder and all rights and claims of any Shareholder to such Offset Shares shall terminate. In the event that SoftNet and the Shareholder Representative agree that the number of Offset Shares exceeds the number of shares of SoftNet Common Stock that should be subject to the Claim and the related Indemnifiable Amount, SoftNet shall, within ten (10) business days following such determination, deliver to each Shareholder such Shareholder's pro-rata portion of the Offset Shares which are in excess of the agreed upon amount based upon the number of shares of LLL Common Stock held by the Shareholder on the Closing Date. In the event that SoftNet and the Shareholder Representative agree that the Offset Shares are not sufficient to satisfy the Claim and the related Indemnifiable Amount, SoftNet shall have the right to withhold from any future delivery of Additional Shares, such number of additional shares of SoftNet Common Stock as will satisfy in full such Claim and the related Indemnifiable Amount.

(e) In the event that the Claim involves a third party and has not been reduced to a liquidated amount, the Shareholder Representative and SoftNet, in the absence of an agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount, may agree to defer such determination until resolution of the Claim with the third party. In such instance, the Offset Shares with respect to the Claim shall not be delivered to the Shareholders, nor shall the rights and claims of any Shareholder to such Offset Shares terminate, until resolution of the Claim with the third party, at which time the procedures specified in this Section 10.3 shall again apply.

(f) Except with respect to a Claim the resolution of which is deferred pursuant to Section 10.3(e), if the Shareholder Representative and SoftNet are unable to reach agreement with respect to the proper determination of the Claim and the related Indemnifiable Amount within fifteen (15) calendar days after delivery by the Shareholder Representative of its response to the Offset Notice, SoftNet and the Shareholder Representative agree that (i) each party shall attempt in good faith to resolve such dispute by mediation in San Francisco, California in accordance with the rules of practice of Judicial Arbitration & Mediation Services, Inc. ("JAMS") as then in effect or such other procedures as the parties may agree and (ii) if such dispute is not resolved within 30 days of commencing mediation, or such other period as the parties may agree, such dispute shall be resolved by a single arbitrator mutually satisfactory to SoftNet and the Shareholder Representative pursuant to final and binding arbitration in San Francisco, California, administered by JAMS in accordance with JAMS' rules of practice then in effect or such other procedures as the parties may agree. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties the opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent jurisdiction, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The arbitrator's decision shall be written and supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. Any determination as to shares of SoftNet Common Stock to be offset against the Additional Shares, if any, as a result of such arbitration shall be final and binding upon the parties hereto, and judgment upon any such award may be entered in any court of competent jurisdiction. The parties shall pay their own costs and expenses in connection with any such arbitration and shall share equally (as between the Shareholders and SoftNet) the administrative fees and costs of the arbitration. Following the determination by the arbitrator, SoftNet shall be entitled to act in accordance with such decision.

10.4 No Right of Contribution. After the Closing, LLL shall have no liability to indemnify SoftNet or any Shareholder on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of any Seller; and no Shareholder shall have any right of contribution against LLL (unless such claim for contribution relates to a Liability of LLL existing at or arising after the Closing Date and the existence of such Liability does not breach any of Sellers representations and warranties contained herein).

                                  ARTICLE XI.

                                  MISCELLANEOUS

11.1     Termination.

(a)      This Agreement may be terminated:

(i) At any time prior to Closing by mutual written consent of SoftNet and LLL;

(ii) At any time on or prior to February 15, 2000 (the "Diligence Date") by SoftNet in the event that SoftNet shall not be satisfied on the basis of its due diligence review that it should proceed with the transactions contemplated hereby; provided, that in the event that SoftNet shall not have received the documents, agreements and other items listed on Schedule 11.1 hereto (the "Diligence Documents") on or before the date hereof, the Diligence Date shall be extended until such date which is one week following receipt by SoftNet of a Diligence Document (in each case, the "Extended Diligence Date") and SoftNet shall be entitled, at any time prior to or on the Extended Diligence Date, to terminate this Agreement if SoftNet shall not be satisfied on the basis of its due diligence review of such item that it should proceed with the transactions contemplated hereby. In no event shall any review by SoftNet hereunder have any effect whatsoever on the liability of LLL or any Seller to SoftNet under this Agreement or otherwise for breach of any representations, warranties or covenants of LLL and Sellers hereunder;

(iii) At any time prior to Closing  by  SoftNet if the  conditions  set forth in
Section 7.3 hereof shall not have been satisfied on or before June 15, 2000;

(iv) At any time prior to Closing by LLL if each of the  conditions set forth in
Article VII shall have been satisfied and the Closing shall not have occurred on or before the day which is thirty (30) days following the date on which all conditions in Article VII have been satisfied;

(v) At any time prior to Closing by SoftNet if there is (a) a material breach of any representation or warranty set forth in Article III and such breach or failure would result in a LLL Material Adverse Change (as defined in Section 7.9) or (b) a material breach of any covenant or agreement to be complied with or performed by LLL or any Seller pursuant to the terms of this Agreement and, in each case, such breach or failure, if capable of cure, shall not have been cured within fifteen days after notice thereof is delivered by SoftNet to LLL in accordance with the provisions of Section 11.3 hereof; or

(vi) At any time prior to Closing by LLL if there is (a) a material breach of any representation or warranty set forth in Article IV hereof and such breach or failure would result in a SoftNet Material Adverse Change (as defined in Section 6.6) or (b) a material breach of any covenant or agreement to be complied with or performed by SoftNet or Merger Sub pursuant to the terms of this Agreement and, in each case, such breach or failure, if capable of cure, shall not have been cured within fifteen days after notice thereof is delivered by LLL to SoftNet in accordance with the provisions of Section 11.3 hereof.

(b)      In the event of termination of this Agreement:

(i) The provisions of the NDA and Section 5.8 shall continue in full force and effect; and

(ii) No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

11.2 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by LLL or any Seller without the prior written consent of SoftNet, or by SoftNet or Merger Sub without the prior written consent of LLL and Sellers. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns and the Persons indemnified pursuant to Section 10.2 hereof, any legal or equitable rights hereunder.

11.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, as follows:

                           If to LLL  prior  to  Closing  or to the  Shareholder
Representative after Closing:

                                    Laptop Lane Limited
                                    3605 - 132nd Avenue, SE
                                    Bellevue, WA  98006
                                    Attn:  R. Bruce Merrell
                                    Telecopy:  (425) 653-2020

                           With a copy to:

                                    Preston Gates Ellis LLP
                                    701 5th Avenue, Suite 5000
                                    Seattle, WA  98104
                                    Attn: Mark R. Beatty
                                    Telecopy:  (206) 623-7022

                           If to SoftNet,  Merger Sub or, if after the  Closing,
to LLL:

                                    SoftNet Systems, Inc.
                                    650 Townsend Street, Suite 225
                                    San Francisco, CA  94103
                                    Attn: Steven M. Harris
                                    Telecopy:  (415) 365-2556

                           With a copy to:

                                    Latham & Watkins
                                    505 Montgomery Street
                                    Suite 1900
                                    San Francisco, CA  94111
                                    Attn: Gregory K. Miller
                                    Telecopy:  (415) 395-8095

                           If to a Seller, to the address of
                           such Seller set forth after the signature page hereto

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11.4 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

11.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, and the NDA (which the parties agree shall terminate on the Closing Date), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

11.8 Expenses. SoftNet, LLL, Merger Sub and Sellers will each be liable for their own expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, SoftNet, LLL, Merger Sub and Sellers agree that all expenses of LLL in excess of $75,000 (the "Expense Threshold") incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby will reduce the number of Initial Shares in accordance with Section 2.4(c) hereof. Such obligation is independent of the indemnification obligations contained herein.

11.9 Publicity. Except as required by law, the requirements of The Nasdaq National Market or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior written approval of the other party, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof.

11.10    Legends.

(a) Each certificate representing the Issue Shares and Additional Shares, if any, shall be endorsed with a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 OR
(iii) PURSUANT TO AN OPINION OF COUNSEL, SATISFACTORY TO SOFTNET SYSTEMS, INC., THAT SUCH DISTRIBUTION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

(b) SoftNet, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates representing the Issue Shares and the Additional Shares, if any, bearing the foregoing legend.

(c) Any legend endorsed on a certificate representing the Issue Shares or the Additional Shares, if any, and the stop transfer instructions with respect to such shares shall be removed, and SoftNet shall issue a certificate without such legend to the holder of such shares if (i) such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, (ii) the holder of such shares has met the requirements for transfer of Rule 144(k) of the Securities Act or (iii) the holder of such shares provides to SoftNet an opinion of counsel, which shall be satisfactory to SoftNet, that such sale, offer or distribution is otherwise exempt from registration under the Securities Act.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                           SOFTNET SYSTEMS, INC.,
                   a Delaware corporation

                                           By:  ____________________________
                                                    Name:  ____________________
                                                    Its:


                                           SSI MERGER SUB, INC.,
                  a Washington corporation

                                           By:  ____________________________
                                                    Name:  ____________________
                                                    Its:


                                           LAPTOP LANE LIMITED,
                  a Washington corporation

                                           By:  ____________________________
                                                    Name:
                                                    Its:


                                           R. BRUCE MERRELL,
                                             an individual


                                           ________________________________

                                                    Spouse Acknowledgement:



                                           M. GRANT SHARP,
                                             an individual




                                           ________________________________
                                                   Spouse Acknowledgement:

                                    EXHIBIT D

A.  Defined Terms

         "Airports" means (i) for airports located within the United States or Canada, those airports that are within the top sixty (60) airports in the United States and Canada measured in terms of enplanements according to the most recent Monthly Worldwide Airport Traffic Report issued by Airports Council International or (ii) for airports not located within the United States or Canada, those airports that are within the top twenty (20) airports outside the United States and Canada measured in terms of enplanements according to the most recent Monthly Worldwide Airport Traffic Report issued by Airports Council International.

         "First Milestone Goals" means that LLL shall have (i) commenced commercial operations of a LLL Office Center, (ii) commenced construction of a LLL Office Center, (iii) executed a binding agreement with respect to the construction and operation of a LLL Office Center, (iv) executed a letter of intent with respect to the construction and operation of a LLL Office Center or
(v) been notified that it has won a Request For Proposal for a LLL Office Center in a total of 12 Airports and at 17 locations within such Airports.

         "Fourth Milestone Goals" means that LLL shall have (i) commenced commercial operations of a LLL Office Center, (ii) commenced construction of a LLL Office Center, (iii) executed a binding agreement with respect to the construction and operation of a LLL Office Center, (iv) executed a letter of intent with respect to the construction and operation of a LLL Office Center or
(v) been notified that it has won a Request For Proposal for a LLL Office Center in a total of 27 Airports and at 35 locations within such Airports.

         "Goal Date" means the First Goal Date, the Second Goal Date, the Third Goal Date or the Fourth Goal Date, as applicable.

         "LLL Office Center" means an office center similar to those operated by LLL in the Atlanta airport, consisting of clusters of private mini-offices that provide users with rapid telecommunication links supporting advanced computer technologies, and offer a full service, private, remote office environment with desks, computers, high-speed printers and copiers.

         "Milestone Goals" means each of the First Milestone Goals, Second Milestone Goals, Third Milestone Goals and Fourth Milestone Goals.

         "Operating Budget" means an operating budget mutually acceptable to SoftNet and LLL which reflects SoftNet's and LLL's operating objectives, including, but not limited to, the objectives of the Milestone Goals.

         "Second Milestone Goals" means that LLL shall have (i) commenced commercial operations of a LLL Office Center, (ii) commenced construction of a LLL Office Center, (iii) executed a binding agreement with respect to the construction and operation of a LLL Office Center, (iv) executed a letter of intent with respect to the construction and operation of a LLL Office Center or
(v) been notified that it has won a Request For Proposal for a LLL Office Center in a total of 17 Airports and at 25 locations within such Airports.

         "SoftNet Change in Strategic Direction" means that SoftNet shall have changed its strategic direction such that SoftNet could no longer continue to report revenues for purposes of the Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act under the 4-digit (SIC Code) industry code 7370 or 7371 as listed in the 1987 edition of the Standard Industrial Classification Manual.

         "Third Milestone Goals" means that LLL shall have (i) commenced commercial operations of a LLL Office Center, (ii) commenced construction of a LLL Office Center, (iii) executed a binding agreement with respect to the construction and operation of a LLL Office Center, (iv) executed a letter of intent with respect to the construction and operation of a LLL Office Center or
(v) been notified that it has won a Request For Proposal for a LLL Office Center in a total of 22 Airports and at 30 locations within such Airports.

B.  Additional Shares Payment

         1. General. Subject to the terms and conditions hereof and Sections 2.5 and 10.3, the Shareholders shall be eligible to receive an aggregate of 250,000 additional shares of SoftNet Common Stock (the "Additional Shares"), consisting of (i) one tranche of 62,500 shares of SoftNet Common Stock upon the satisfaction of the First Milestone Goals (the "First Tranche Shares"), (ii) one tranche of 62,500 shares of SoftNet Common Stock upon the satisfaction of the Second Milestone Goals (the "Second Tranche Shares"), (iii) one tranche of 62,500 shares of SoftNet Common Stock upon the satisfaction of the Third Milestone Goals (the "Third Tranche Shares") and (iv) one tranche of 62,500 shares of SoftNet Common Stock upon the satisfaction of the Fourth Milestone Goals (the "Fourth Tranche Shares").

         2. First Tranche. In the event that LLL satisfies the First Milestone Goals on or before March 31, 2000 (the "First Goal Date"), then, subject to
Section 10.3 hereof, SoftNet shall deliver to each Shareholder, on the date which is no more than ten (10) business days following the satisfaction of such goals (or, if the Closing shall not have then occurred and shall subsequently occur, on the date which is no more than (10) business days following the Closing), such Shareholder's pro-rata portion of the First Tranche Shares based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date. If LLL shall fail to satisfy the First Milestone Goals on or before the First Goal Date, the First Tranche Shares shall be terminated and no Shareholder shall have any rights or claims to the First Tranche Shares.

         3. Second Tranche. In the event that LLL satisfies the Second Milestone Goals on or before June 30, 2000 (the "Second Goal Date"), then, subject to
Section 10.3 hereof, SoftNet shall deliver to each Shareholder, on the date which is no more than ten (10) business days following the satisfaction of such goals (or, if the Closing shall not have then occurred and shall subsequently occur, on the date which is no more than (10) business days following the Closing), such Shareholder's pro-rata portion of the Second Tranche Shares based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date. If LLL shall fail to satisfy the Second Milestone Goals on or before the Second Goal Date, the Second Tranche Shares shall be terminated and no Shareholder shall have any rights or claims to the Second Tranche Shares.

         4. Third Tranche. In the event that LLL satisfies the Third Milestone Goals on or before September 30, 2000 (the "Third Goal Date"), then, subject to
Section 10.3 hereof, SoftNet shall deliver to each Shareholder, on the date which is no more than ten (10) business days following the satisfaction of such goals (or, if the Closing shall not have then occurred and shall subsequently occur, on the date which is no more than (10) business days following the

Closing), such Shareholder's pro-rata portion of the Third Tranche Shares based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date. If LLL shall fail to satisfy the Third Milestone Goals on or before the Third Goal Date, the Third Tranche Shares shall be terminated and no Shareholder shall have any rights or claims to the Third Tranche Shares.

         5. Fourth Tranche. In the event that LLL satisfies the Fourth Milestone Goals on or before March 31, 2001 (the "Fourth Goal Date"), then, subject to
Section 10.3 hereof, SoftNet shall deliver to each Shareholder, on the date which is no more than ten (10) business days following the satisfaction of such goals (or, if the Closing shall not have then occurred and shall subsequently occur, on the date which is no more than (10) business days following the Closing), such Shareholder's pro-rata portion of the Fourth Tranche Shares based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date. If LLL shall fail to satisfy the Fourth Milestone Goals on or before the Fourth Goal Date, the Fourth Tranche Shares shall be terminated and no Shareholder shall have any rights or claims to the Fourth Tranche Shares.

         6. No Fractional Shares. No fractional shares of SoftNet Common Stock shall be issued as part of the Additional Shares. In lieu thereof, fractional shares shall be rounded down to the nearest whole number and the value of the fractional shares, based on the Closing Average, will be paid in cash within ten
(10) business days following the First Goal Date, the Second Goal Date, the Third Goal Date or the Fourth Goal Date, as applicable, to each Shareholder who would otherwise be entitled hereunder to a fraction of a share of SoftNet Common Stock.

C. Additional Agreements Regarding Milestone Goals

         1. Convention Centers. SoftNet and LLL hereby agree that if LLL shall have (i) commenced commercial operations of a LLL Office Center, (ii) construction of a LLL Office Center, (iii) executed a binding agreement with respect to the construction and operation of a LLL Office Center, (iv) executed a letter of intent with respect to the construction and operation of a LLL Office Center or (v) been notified that it has won a Request For Proposal for a LLL Office Center in a convention center that is in a location that is mutually acceptable to each of SoftNet and LLL, then such convention center shall be treated as an "Airport" for purposes of satisfying the Milestone Goals.

         2. Goal Dates. In the event that SoftNet unreasonably fails to provide LLL with the financial resources specified in the Operating Budget which are reasonably necessary to achieve the Milestone Goals for more than three (3) consecutive weeks following the good-faith written request of either Founder to SoftNet for such financial resources to pursue the Milestone Goals, the Goal Date which is then applicable shall be automatically extended from the date scheduled until the end of the next calendar quarter (the "Extended Goal Date"). If, following such extension, LLL satisfies the applicable Milestone Goal on or before the Extended Goal Date, SoftNet shall deliver to each Shareholder such Additional Shares as such Shareholder is entitled under Section B hereof. If, following such extension, LLL shall fail to satisfy the applicable Milestone Goal on or before the Extended Goal Date, no such Additional Shares shall be delivered by SoftNet.

D.  Acceleration of Additional Share Payments

         1. Termination of Merrell and Sharp. Subject to Section 10.3, in the event that either Founder (i) is terminated during the term of his Employment Agreement, except for any termination for death, "disability" or "cause" as defined in such Employment Agreement or (ii) terminates his employment for "good reason" as defined in the Employment Agreement, SoftNet shall deliver to each

Shareholder, on the date which is no more than ten (10) business days following such termination, such Shareholder's pro-rata portion, based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date, of all Additional Shares which have not previously been delivered to the Shareholders or terminated because of LLL's failure to achieve any Milestone Goal.

         2. Failure to Fund LLL Operations. Subject to Section 10.3, in the event that SoftNet unreasonably fails to provide LLL with the financial resources specified in the Operating Budget which are reasonably necessary to achieve the Milestone Goals for more than three (3) consecutive months following the good-faith written request of either Founder to SoftNet for such financial resources to pursue the Milestone Goals, SoftNet shall deliver to each Shareholder, on the date which is no more than ten (10) business days following the lapse of the three (3) month period, such Shareholder's pro-rata portion, based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date, of all Additional Shares which have not previously been delivered to the Shareholders or terminated because of LLL's failure to achieve any Milestone Goal.

         3. Change of Control. Subject to Section 10.3, in case of any reclassification or change in the SoftNet Common Stock (other than a change in par value or as a result of a subdivision or combination) or in case of any consolidation or merger of SoftNet with or into another corporation (other than a merger with another corporation in which SoftNet is the continuing corporation and which does not result in any reclassification or change in the SoftNet Common Stock) or any other corporate reorganization in which SoftNet shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of SoftNet's voting power is transferred, SoftNet shall, immediately prior to the closing of such transaction, deliver to each Shareholder, such Shareholder's pro-rata portion, based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date, of all Additional Shares which have not previously been delivered to the Shareholders or terminated because of LLL's failure to achieve any Milestone Goal; provided, that no Shareholder shall have any rights of appraisal, any dissenters' rights and any similar rights relating to such transaction that such Shareholder may have by virtue of the ownership of any Additional Shares delivered pursuant hereto.

         4. Change of Strategic Direction. Subject to Section 10.3, in the event that there is a SoftNet Change in Strategic Direction in a manner that practically prevents achievement of any of the Milestone Goals, SoftNet shall promptly deliver to each Shareholder, such Shareholder's pro rata portion, based on the number of shares of LLL Common Stock held by the Shareholder on the Closing Date, of all Additional Shares which have not been previously delivered to the Shareholders or terminated because of LLL's failure to achieve any Milestone Goals.

E.  Other

         1. Section 2.5 Adjustment. In the event that the number of Additional Shares is adjusted pursuant to Section 2.5, then the number of shares in the First Tranche, Second Tranche, Third Tranche and Fourth Tranche shall also be adjusted and each tranche shall, as nearly as practicable, consist of the same number shares of SoftNet Common Stock as each other tranche. After any such adjustment, references herein to the "First Tranche," "Second Tranche," "Third Tranche," and "Fourth Tranche," shall mean the First Tranche, Second Tranche, Third Tranche and Fourth Tranche, as so adjusted.

                  2. No Closing. Notwithstanding any other provision contained herein or in the Merger Agreement, SoftNet shall not be obligated to deliver any Additional Shares if the Closing shall not occur.

                                TABLE OF CONTENTS

                                                                         Page(s)

ARTICLE I. DEFINITIONS.........................................................1
         1.1      Defined Terms................................................1
                  -------------
         1.2      Other Defined Terms..........................................6
                  -------------------
         1.3      Interpretation Provisions....................................8
                  -------------------------
ARTICLE II. the merger; conversion of shares...................................9
         2.1      Filings......................................................9
                  -------
         2.2      Merger.......................................................9
                  ------
         2.3      Directors and Officers.......................................9
                  ----------------------
         2.4      Conversion of Securities.....................................9
                  ------------------------
         2.5      Adjustment to Initial Shares and Additional Shares..........11
                  --------------------------------------------------
         2.6      Exchange of Certificates....................................11
                  ------------------------
         2.7      Certificate Not Surrendered by Holders
                  of Shares of LLL Common Stock...............................12
                  --------------------------------------
         2.8      No Transfers After the Effective Time.......................12
                  -------------------------------------
         2.9      Dissenting Shareholders.....................................13
                  -----------------------
         2.10     Taking of Necessary Action; Further Action..................13
                  ------------------------------------------
         2.11     Old LLL Options.............................................13
                  ---------------
         2.12     LLL Securities..............................................14
                  --------------
         2.13     Additional Shares...........................................15
                  -----------------
         2.14     New LLL Options.............................................15
                  ---------------
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF AND LLL AND SELLERs............15
         3.1      Organization of LLL.........................................15
                  -------------------
         3.2      Capitalization of LLL.......................................16
                  ---------------------
         3.3      Hart-Scott-Rodino...........................................17
                  -----------------
         3.4      Authorization...............................................17
                  -------------
         3.5      Officers and Directors......................................18
                  ----------------------
         3.6      Bank Accounts...............................................18
                  -------------
         3.7      Subsidiaries, Etc...........................................18
                  -----------------
         3.8      Absence of Certain Changes or Events........................18
                  ------------------------------------
         3.9      Title to Assets.............................................20
                  ---------------
         3.10     Sufficiency of Assets.......................................21
                  ---------------------
         3.11     Fixtures and Equipment......................................21
                  ----------------------
         3.12     Contracts...................................................21
                  ---------
         3.13     No Conflict or Violation; Consents..........................23
                  ----------------------------------
         3.14     Permits.....................................................23
                  -------

         3.15     Financial Statements; Books and Records.....................24
                  ---------------------------------------
         3.16     Liabilities.................................................24
                  -----------
         3.17     Litigation..................................................24
                  ----------
         3.18     Labor Matters...............................................25
                  -------------
         3.19     Employee Benefit Plans......................................26
                  ----------------------
         3.20     Transactions with Related Parties and Shareholders..........28
                  --------------------------------------------------
         3.21     Compliance with Law.........................................29
                  -------------------
         3.22     Intellectual Property.......................................29
                  ---------------------
         3.23     Tax Matters.................................................30
                  -----------
         3.24     Insurance...................................................32
                  ---------
         3.25     Accounts Receivable.........................................32
                  -------------------
         3.26     Inventory...................................................32
                  ---------
         3.27     Purchase Commitments and Outstanding Bids...................33
                  -----------------------------------------
         3.28     Payments....................................................33
                  --------
         3.29     Customers, Suppliers and Competitors........................33
                  ------------------------------------
         3.30     Environmental Matters.......................................34
                  ---------------------
         3.31     Brokers; Transaction Costs..................................35
                  --------------------------
         3.32     No Other Agreements to Sell LLL or the Assets...............35
                  ---------------------------------------------
         3.33     Material Misstatements or Omissions.........................35
                  -----------------------------------
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SOFTNET AND MERGER SUB..........36
         4.1      Organization................................................36
                  ------------
         4.2      Authorization...............................................36
                  -------------
         4.3      No Conflict or Violation; Consents..........................37
                  ----------------------------------
         4.4      No Brokers..................................................37
                  ----------
         4.5      Litigation..................................................37
                  ----------
         4.6      SoftNet Common Stock........................................37
                  --------------------

         4.7      SEC Documents...............................................37
                  -------------
         4.8      Compliance with Law.........................................38
                  -------------------
         4.9      Liabilities.................................................38
                  -----------
ARTICLE V. ACTIONS PRIOR TO THE CLOSING.......................................38
         5.1      Conduct of Business.........................................38
                  -------------------
         5.2      Investigation by SoftNet....................................40
                  ------------------------
         5.3      Notification of Certain Matters.............................40
                  -------------------------------
         5.4      No Alternative Transactions.................................40
                  ---------------------------
         5.5      Approval of Shareholders....................................41
                  ------------------------
         5.6      Dissenting Shares...........................................41
                  -----------------
         5.7      Confidentiality.............................................41
                  ---------------
         5.8      Tax Treatment...............................................42
                  -------------
         5.9      Further Assurances..........................................42
                  ------------------
         5.10     Audit Costs.................................................42
                  -----------
         5.11     LLL Financing Agreements, The Mennen Note,
                  the Placement Warrants and Old LLL Options..................43
                  ------------------------------------------
         5.12     Purchaser Representative....................................43
                  ------------------------
         5.13     Corex and Belkin Agreements.................................43
                  ---------------------------
ARTICLE VI. CONDITIONS TO Obligations of lll and sellers......................44
         6.1      Representations, Warranties and Covenants...................44
                  -----------------------------------------
         6.2      Consents....................................................44
                  --------
         6.3      No Actions or Court Orders..................................44
                  --------------------------
         6.4      Closing Documents...........................................44
                  -----------------
         6.5      Opinion of Counsel..........................................44
                  ------------------
         6.6      SoftNet Material Adverse Change.............................44
                  -------------------------------

         6.7      Shareholder Approval........................................44
                  --------------------
         6.8      Second Loan Agreement.......................................45
                  ---------------------
ARTICLE VII. CONDITIONS TO OBLIGATIONS OF SOFTNET AND MERGER SUB..............45
         7.1      Representations, Warranties and Covenants...................45
                  -----------------------------------------
         7.2      Shareholder Approval........................................45
                  --------------------
         7.3      Approvals...................................................45
                  ---------
         7.4      No Actions or Court Orders..................................46
                  --------------------------
         7.5      Opinion of Counsel..........................................46
                  ------------------
         7.6      Employees...................................................46
                  ---------
         7.7      Certificates................................................46
                  ------------
         7.8      Closing Documents...........................................46
                  -----------------
         7.9      LLL Material Adverse Change.................................46
                  ---------------------------
         7.10     LLL Securities and Old LLL Options..........................46
                  ----------------------------------
         7.11     Outstanding Loans...........................................47
                  -----------------
         7.12     Non-Foreign Affidavit.......................................47
                  ---------------------
         7.13     Dissenter Rights............................................47
                  ----------------
         7.14     Shareholder Representative..................................47
                  --------------------------
         7.15     Operating Budget............................................47
                  ----------------
         7.16     Securities Act Exemption....................................47
                  ------------------------
         7.17     LLL Expenses................................................48
                  ------------
         7.18     Audited Financial Statements................................48
                  ----------------------------
         7.19     Fully Diluted Common Stock Number...........................48
                  ---------------------------------
         7.20     Foreign Qualifications......................................48
                  ----------------------

ARTICLE VIII. CLOSING.........................................................48
         8.1      Deliveries by Sellers and LLL to
                  SoftNet and Merger Sub......................................48
                  --------------------------------
         8.2      Deliveries by SoftNet and Merger
                  Sub to Sellers and LLL......................................49
                  --------------------------------
         8.3      Fees and Expenses...........................................49
                  -----------------
ARTICLE IX. ACTIONS BY LLL, SELLERS, SOFTNET AND
            MERGER SUB AFTER THE CLOSING......................................49
         9.1      Books and Records; Tax Matters..............................49
                  ------------------------------
         9.2      Employee Matters............................................49
                  ----------------
         9.3      Indemnification for Officers and Directors..................50
                  ------------------------------------------
         9.4      Working Capital Loans.......................................50
                  ---------------------
         9.5      Dissenting Shares...........................................50
                  -----------------
ARTICLE X. SURVIVAL; INDEMNIFICATION..........................................50
         10.1     Survival of Representations.................................50
                  ---------------------------
         10.2     Indemnification.............................................51
                  ---------------
         10.3     Offset Against Additional Shares............................53
                  --------------------------------
         10.4     No Right of Contribution....................................55
                  ------------------------
ARTICLE XI. MISCELLANEOUS.....................................................55
         11.1     Termination.................................................55
                  -----------
         11.2     Assignment; No Third Party Beneficiaries....................56
                  ----------------------------------------
         11.3     Notices.....................................................56
                  -------
         11.4     Choice of Law...............................................57
                  -------------
         11.5     Entire Agreement; Amendments and Waivers....................57
                  ----------------------------------------

         11.6     Counterparts................................................57
                  ------------
         11.7     Invalidity..................................................58
                  ----------
         11.8     Expenses....................................................58
                  --------
         11.9     Publicity...................................................58
                  ---------
         11.10    Legends.....................................................58
                  -------

                                TABLE OF EXHIBITS


   Exhibit A      Form of Employment Agreement
   Exhibit B      Form of Non-Compete Agreement
   Exhibit C      Form of Registration Rights Agreement
   Exhibit D      Additional Shares Payment Schedule

   Exhibit E      Form of Foreign Investment in Real Property Tax Act Affidavit





                                    SCHEDULES

   1.1(a)         Financial Statements
   2.3            Officers of Surviving Corporation
   2.11(a)        Aggregate Option Spread
   7.6            Employees

   11.1           Diligence Documents